                                                                  EXHIBIT 10.10

                                                                 Execution Copy






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                             ACQUISITION AGREEMENT

                   dated as of the 11th day of February, 1999

                                  by and among

                      AMERICAN PLUMBING & MECHANICAL, INC.

                             R.C.R. PLUMBING, INC.

                                      and

                all of the STOCKHOLDERS of R.C.R. PLUMBING, INC.

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                               TABLE OF CONTENTS

                                                                                                               Page

RECITALS .........................................................................................................1

1.       ACQUISITION OF STOCK.....................................................................................5
         1.1      Acquisition.....................................................................................5
         1.2      Consideration...................................................................................5
         1.3      Certain Information With Respect to the Capital Stock of the Company
                  and AmPaM.......................................................................................5

2.       BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY...........................................................5
         2.1      Board of Directors..............................................................................5
         2.2      Officers........................................................................................5

3.       DELIVERY OF CONSIDERATION................................................................................6
         3.1      Stockholders' Consideration.....................................................................6
         3.2      Stockholders' Deliveries........................................................................6

4.       CLOSING..................................................................................................6

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................6
         5.1      Due Organization................................................................................7
         5.2      Authorization...................................................................................7
         5.3      Capital Stock of the Company....................................................................7
         5.4      Transactions in Capital Stock...................................................................8
         5.5      No Bonus Shares.................................................................................8
         5.6      Subsidiaries; Ownership in Other Entities.......................................................8
         5.7      Predecessor Status; etc.........................................................................8
         5.8      Spin-off by the Company.........................................................................8
         5.9      Financial Statements............................................................................8
         5.10     Liabilities and Obligations.....................................................................9
         5.11     Accounts and Notes Receivable..................................................................10
         5.12     Licenses; Intellectual Property................................................................10
         5.13     Environmental Matters..........................................................................11
         5.14     Personal Property..............................................................................13
         5.15     Significant Customers; Material Contracts and Commitments......................................13
         5.16     Real Property..................................................................................14
         5.17     Insurance......................................................................................14
         5.18     Compensation; Employment Agreements; Labor Matters.............................................15
         5.19     Employee Plans.................................................................................15
         5.20     Compliance with ERISA..........................................................................16
         5.21     Conformity with Law; Litigation................................................................17

         5.22     Taxes..........................................................................................17
         5.23     No Violations; No Consent Required, Etc........................................................18
         5.24     Government Contracts...........................................................................19
         5.25     Absence of Changes.............................................................................19
         5.26     Deposit Accounts; Powers of Attorney...........................................................21
         5.27     Validity of Obligations........................................................................21
         5.28     Relations with Governments.....................................................................21
         5.29     Disclosure.....................................................................................21
         5.30     No Warranties or Insurance.....................................................................21
         5.31     Interest in Customers and Suppliers and Related Party Transactions.............................22
         5.32     Private Placement Memorandum...................................................................22
         5.33     Authority; Ownership...........................................................................22
         5.34     Preemptive Rights..............................................................................23
         5.35     No Commitment to Dispose of AmPaM Stock........................................................23
         5.36     Disclosure.....................................................................................23

6.       REPRESENTATIONS OF AmPaM................................................................................23
         6.1      Due Organization...............................................................................24
         6.2      Authorization..................................................................................24
         6.3      Capital Stock of AmPaM.........................................................................24
         6.4      Transactions in Capital Stock..................................................................24
         6.5      Subsidiaries...................................................................................25
         6.6      Financial Statements...........................................................................25
         6.7      Liabilities and Obligations....................................................................25
         6.8      Conformity with Law; Litigation................................................................25
         6.9      No Violations..................................................................................26
         6.10     Validity of Obligations........................................................................27
         6.11     AmPaM Stock....................................................................................27
         6.12     AmPaM Notes....................................................................................28
         6.13     No Side Agreements.............................................................................28
         6.14     Business; Real Property; Material Agreements...................................................28
         6.15     Relations with Governments.....................................................................28
         6.16     Disclosure.....................................................................................28
         6.17     Other Agreements...............................................................................29

7.       COVENANTS PRIOR TO CLOSING..............................................................................29
         7.1      Access and Cooperation; Due Diligence; Transfer of Real Estate.................................29
         7.2      Conduct of Business Pending Closing............................................................30
         7.3      Prohibited Activities..........................................................................31
         7.4      No Shop........................................................................................32
         7.5      Agreements.....................................................................................32
         7.6      Notification of Certain Matters................................................................32
         7.7      Amendment of Schedules.........................................................................33
         7.8      Further Assurances.............................................................................33
         7.9      Authorized Capital.............................................................................33

         7.10     Compliance with the Hart-Scott Act.............................................................33

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS
         AND COMPANY.............................................................................................34
         8.1      Representations and Warranties; Performance of Obligations.....................................34
         8.2      Satisfaction...................................................................................34
         8.3      No Litigation..................................................................................34
         8.4      Opinion of Counsel.............................................................................34
         8.5      Consents and Approvals.........................................................................34
         8.6      Good Standing Certificates.....................................................................35
         8.7      No Material Adverse Change.....................................................................35
         8.8      Secretary's Certificate........................................................................35
         8.9      Tax Matters....................................................................................35
         8.10     Other Founding Companies.......................................................................35
         8.11     Company Release of Stockholders................................................................35
         8.12     Sterling City Capital Transfer Restrictions....................................................36
         8.13     Election of Class Executive Officer............................................................36
         8.14     Funding Availability...........................................................................36

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF AmPaM............................................................36
         9.1      Representations and Warranties; Performance and Obligations....................................36
         9.2      No Litigation..................................................................................36
         9.3      Secretary's Certificate........................................................................36
         9.4      No Material Adverse Effect.....................................................................37
         9.5      Stockholders' Release..........................................................................37
         9.6      Satisfaction...................................................................................37
         9.7      Termination of Related Party Agreements........................................................37
         9.8      Opinion of Counsel.............................................................................37
         9.9      Consents and Approvals.........................................................................38
         9.10     Good Standing Certificates.....................................................................38
         9.11     Funding Availability...........................................................................38
         9.12     FIRPTA Certificate.............................................................................38
         9.13     Resignations of Directors and Officers.........................................................38

10.      COVENANTS OF AmPaM AND THE STOCKHOLDERS AFTER CLOSING...................................................38
         10.1     Release From Guarantees; Repayment of Certain Obligations......................................38
         10.2     Preservation of Tax and Accounting Treatment...................................................39
         10.3     Preparation and Filing of Tax Returns; Payment of Taxes........................................39
         10.4     Directors......................................................................................40
         10.5     Legal Opinions.................................................................................40

11.      INDEMNIFICATION.........................................................................................40
         11.1     General Indemnification by the Stockholders....................................................40
         11.2     Indemnification by AmPaM.......................................................................42
         11.3     Third Person Claims............................................................................42

         11.4     Exclusive Remedy...............................................................................43
         11.5     Limitations on Indemnification.................................................................44

12.      TERMINATION OF AGREEMENT................................................................................45
         12.1     Termination....................................................................................45
         12.2     Procedure and Effect of Termination............................................................46

13.      NONCOMPETITION..........................................................................................46
         13.1     Prohibited Activities..........................................................................46
         13.2     Prohibited Activities (Baker)..................................................................47
         13.3     Damages........................................................................................49
         13.4     Reasonable Restraint...........................................................................49
         13.5     Severability; Reformation......................................................................49
         13.6     Independent Covenant...........................................................................49
         13.7     Materiality....................................................................................50

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................50
         14.1     Stockholders...................................................................................50
         14.2     AmPaM..........................................................................................50
         14.3     Damages........................................................................................51
         14.4     Survival.......................................................................................51
         14.5     Return of Information..........................................................................51

15.      TRANSFER RESTRICTIONS...................................................................................51
         15.1     Transfer Restrictions Relating to AmPaM Stock and AmPaM Notes..................................51
         15.2     Transfer Restrictions Relating to Additional Consideration.....................................53

16.      FEDERAL SECURITIES ACT REPRESENTATIONS..................................................................53
         16.1     Compliance with Law............................................................................53
         16.2     Economic Risk; Sophistication..................................................................54
         16.3     Reliance by AmPaM..............................................................................54

17.      REGISTRATION RIGHTS.....................................................................................54
         17.1     Piggyback Registration Rights..................................................................54
         17.2     Registration Procedures........................................................................55
         17.3     Indemnification................................................................................58
         17.4     Underwriting Agreement.........................................................................59
         17.5     Transfer of Rights.............................................................................59
         17.6     Rule 144 Reporting.............................................................................59

18.      REDEMPTION OF AmPaM STOCK...............................................................................60
         18.1     Redemption Trigger.............................................................................60
         18.2     Minimum Redemption; Limitations................................................................60
         18.3     Notice; Exercise...............................................................................61
         18.4     Additional Redemptions.........................................................................61

         18.5     Termination of Redemption Obligation...........................................................61

19.      GENERAL.................................................................................................61
         19.1     Cooperation....................................................................................61
         19.2     Successors and Assigns.........................................................................62
         19.3     Entire Agreement...............................................................................62
         19.4     Counterparts...................................................................................62
         19.5     Brokers and Agent..............................................................................62
         19.6     Expenses.......................................................................................62
         19.7     Notices........................................................................................63
         19.8     Governing Law..................................................................................64
         19.9     Survival of Representations and Warranties.....................................................64
         19.10    Exercise of Rights and Remedies................................................................64
         19.11    Time...........................................................................................64
         19.12    Reformation and Severability...................................................................64
         19.13    Remedies Cumulative............................................................................65
         19.14    Captions.......................................................................................65
         19.15    Amendments and Waivers.........................................................................65
         19.16    Mediation and Arbitration......................................................................65
         19.17    Information Provided for Private Placement Memorandum..........................................65
         19.18    Effective Date of Agreement....................................................................66

                                    ANNEXES

Annex I        -       Consideration to Be Paid to Stockholders

Annex II       -       Amended and Restated Certificate of Incorporation and
                       By-Laws of AmPaM

Annex III      -       Form of Opinion of Counsel to AmPaM

Annex IV       -       Form of Tax Opinion

Annex V        -       Form of Opinion of Counsel to Company and Stockholders

                                   SCHEDULES

2.1        Board of Directors
2.2        Officers
5.1        Due Organization
5.2        Authorization
5.3        Capital Stock of the Company
5.4        Transactions in Capital Stock; Organization Accounting
5.5        No Bonus Shares
5.6        Subsidiaries; Ownership in Other Entities
5.7        Predecessor Status; etc
5.8        Spin-off by the Company
5.9        Financial Statements
5.10       Liabilities and Obligations
5.11       Accounts and Notes Receivable
5.12       Licenses; Intellectual Property (Schedules 5.12(a)(1), 5.12(a)(2), 5.12(b)(1) and 5.12(b)(2))
5.13       Environmental Matters
5.14       Personal Property
5.15       Significant Customers; Material Contracts and Commitments
           (Schedules 5.15(a), 5.15(b) and 5.15 (c))
5.16       Real Property
5.17       Insurance
5.18       Compensation; Employment Agreements; Labor Matters
5.19       Employee Plans
5.20       Compliance with ERISA
5.21       Conformity with Law; Litigation
5.22       Taxes (Schedules 5.22(a) and 5.22(b))
5.23       No Violations, No Consents Required, Etc.
           (Schedules 5.23(a), 5.23(b), 5.23(c) and 5.23(e))
5.24       Government Contracts
5.25       Absence of Changes
5.26       Deposit Accounts; Powers of Attorney
5.30       No Warranties or Insurance
5.31       Interest in Customers and Suppliers and Related Party Transactions
5.33       Authority; Ownership (Schedules 5.33(a) and 5.33(b))
6.9        No Violations
7.1        Access and Cooperation; Due Diligence; Transfer of Real Estate
7.2        Conduct of Business Pending Closing
7.3        Prohibited Activities
7.5        Agreements
8.11       Employment Agreements
9.7        Termination of Related Party Agreements
10.1       Release From Guarantees; Repayment of Certain Obligations
16.2       Non-accredited Investors
18.5       Brokers and Agents

                             ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (the "Agreement") is made as of the 11th day of February, 1999 by and among AMERICAN PLUMBING & MECHANICAL, INC., a Delaware corporation ("AmPaM"), R.C.R. PLUMBING, INC., a California corporation (the "Company"), and the stockholders listed on the signature pages of this Agreement (the "Stockholders"), which are all the stockholders of the Company.

                                    RECITALS

         WHEREAS, the Company is engaged in the plumbing and mechanical services business;

         WHEREAS, as of the date hereof, the Stockholders own, and as of the Closing Date the Stockholders will own, all of the issued and outstanding capital stock of the Company (the "Company Stock");

         WHEREAS, AmPaM is entering into other separate agreements simultaneously with this Agreement that are substantially the same as this Agreement (the "Other Agreements"), each of which is entitled "Acquisition Agreement," with each of the Other Founding Companies (as defined herein) and their respective stockholders in order for AmPaM to acquire additional companies engaged in the plumbing and mechanical services business;

         WHEREAS, this Agreement and the Other Agreements constitute the "AmPaM Plan of Organization;"

         WHEREAS, the Stockholders and the boards of directors and the stockholders of AmPaM, and each of the Other Founding Companies that are parties to the Other Agreements, have approved and adopted the AmPaM Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the other Founding Companies will contribute the capital stock of each of the Founding Companies to AmPaM, and the Stockholders and the stockholders of each of the other Founding Companies will acquire the stock of AmPaM (but not cash or other property) as a tax-free transfer of property under Section 351 of the Code;

         WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Stockholders have approved this Agreement as part of the AmPaM Plan of Organization in order to transfer all of the issued and outstanding capital stock of the Company to AmPaM; and

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

         Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "1933 Act" means the Securities Act of 1933, as amended.

         "Acquired Party" means the Company, any subsidiary of the Company and any member of a Relevant Group.

         "Affiliates" means with respect to any person or entity, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

         "AmPaM" has the meaning set forth in the first paragraph of this Agreement.

         "AmPaM Charter Documents" has the meaning set forth in Section 6.1.

         "AmPaM Plan of Organization" has the meaning set forth in the recitals of this Agreement.

         "AmPaM Stock" means the common stock, par value $.01 per share, of AmPaM.

         "AmPaM Notes" means those notes issued by AmPaM to the Stockholders as a portion of the consideration to be received hereunder and in substantially the form to Annex I as Appendix A.

         "Balance Sheet Date" has the meaning set forth in Section 5.9.

         "Charter Documents" has the meaning set forth in Section 5.1.

         "Closing" has the meaning set forth in Section 4.

         "Closing Date" has the meaning set forth in Section 4.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Company Stock" has the meaning set forth in the recitals of this Agreement.

         "Delaware GCL" means the General Corporation Law of the State of Delaware.

         "Environmental Laws" has the meaning set forth in Section 5.13(b).

         "Expiration Date" has the meaning set forth in Section 5(A) and
Section 6, as applicable.

         "Founding Companies" means the following companies:

                  Christianson Enterprises, Inc., a Texas corporation; Christianson Services, Inc., a Texas corporation;
                  GGR Leasing Corporation, a Texas corporation;
                  J.A. Croson Company of Florida, a Florida corporation;
                  J.A. Croson Company, an Ohio corporation;
                  Franklin Fire Sprinkler Company, an Ohio corporation;
                  Keith Riggs Plumbing, Inc., an Arizona corporation;
                  Miller Mechanical Contractors, Inc., a Georgia corporation; Nelson Mechanical Contractors, Inc., a Florida corporation; Power Plumbing Inc., a Delaware corporation;
                  R.C.R. Plumbing, Inc., a California corporation;
                  Sherwood Mechanical, Inc., a California corporation; and Teepe's River City Mechanical, Inc., an Ohio corporation.

         "GAAP" means generally accepted accounting principles as consistently applied in the United States.

         "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Substance" has the meaning set forth in Section 5.13(c).

         "IPO" means a firm commitment underwritten initial public offering of AmPaM Stock managed by one or more nationally recognized national investment banking firms.

         "known" or "knowledge," when used in reference to a statement regarding the existence or absence of facts in this Agreement, is intended by the parties to mean that the only information to be attributed to such person is information actually known to (a) the person in the case of an individual,
(b) in the case of a corporation or other entity other than the Company, an officer or director of such corporation or entity or (c) in the case of the Company and its Subsidiaries, an officer of the Company listed on Schedule 2.2 hereto, except for David Baggett.

         "Material Adverse Change" means a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its subsidiaries taken as a whole.

         "Material Documents" has the meaning set forth in Section 5.23.

         "Ordinary Course of Business" means the ordinary course of business consistent with past customs and practice (including with respect to quantity and frequency).

         "Other Agreements" has the meaning set forth in the recitals of this Agreement.

         "Other Founding Companies" means all of the Founding Companies other than the Company.

         "Plans" has the meaning set forth in Section 5.19.

         "Private Placement Memorandum" means the Private Placement Memorandum, dated as of February 11, 1999, provided to each Stockholder prior to the execution and delivery of this Agreement which sets forth certain information relating to the transactions contemplated by this Agreement and the Other Agreements.

         "Qualified Plans" has the meaning set forth in Section 5.20.

         "Relevant Group" means the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

         "Restricted Common Stock" has the meaning set forth in Section 1.3(ii).

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "State of Incorporation" means the State of California.

         "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

         "Subsidiaries" means with respect to a person or entity, any corporation or other entity in which such person or entity owns a 5% or greater ownership interest.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add-on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

1.       ACQUISITION OF STOCK

         1.1 ACQUISITION. Upon the terms and subject to the conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, on the Closing Date, the Stockholders shall convey and transfer to AmPaM all of the issued and outstanding shares of Company Stock as set forth in Annex I hereto.

         1.2 CONSIDERATION. The consideration for the Company Stock shall be as set forth on Annex I to this Agreement.

         1.3 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND AMPAM. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Company and AmPaM as of the date of this Agreement are as follows:

                  (i) as of the date of this Agreement, the authorized and outstanding Company Stock is as set forth on Schedule 5.3 hereto; and

                  (ii) immediately prior to the Closing Date, the authorized capital stock of AmPaM will consist of (A) 100,000,000 shares of AmPaM Stock, of which the number of issued and outstanding shares will be set forth in the Private Placement Memorandum, (B) 10,000,000 shares of redeemable preferred stock, of which the number of issued and outstanding shares will be set forth in the Private Placement Memorandum, and (C) 5,000,000 shares of Restricted Voting Common Stock, $.01 per value (the "Restricted Common Stock"), all of which will be issued and outstanding except as otherwise set forth in the Private Placement Memorandum.

2.       BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY

         2.1 BOARD OF DIRECTORS. The Company and the Stockholders shall take action, including solicitation of resignation of directors, necessary so that the Board of Directors of the Company as of the Closing Date shall consist only of the persons identified on Schedule 2.1 hereto.

         2.2 OFFICERS. The Company and the Stockholders shall take action, including solicitation of resignation of officers, necessary so that the officers of the Company as of the Closing Date shall consist only of the persons identified on Schedule 2.2 hereto.

3.       DELIVERY OF CONSIDERATION

         3.1 STOCKHOLDERS' CONSIDERATION. On the Closing Date, the Stockholders shall, upon surrender of certificates evidencing the Company Stock, receive from AmPaM the respective number of shares of AmPaM Stock, the amount of cash and the principal amount of AmPaM Notes described on Annex I hereto specified with respect to each such Stockholder as payable on the Closing Date. All payments of cash shall be made by certified check or wire transfer of immediately available funds. Consideration consisting of AmPaM Notes shall be substantially in the form of Appendix A to Annex I.

         3.2 STOCKHOLDERS' DELIVERIES. The Stockholders shall deliver at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4.       CLOSING

         The consummation of the transactions contemplated by Section 3 (the "Closing") shall take place on March 31, 1999 or such date not later than May 31, 1999 as AmPaM shall determine by giving written notice of such other date as provided in Section 18.7 (the "Closing Date") at the offices of Andrews & Kurth L.L.P., 4200 Chase Tower, 600 Travis, Houston, Texas 77002.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth in the disclosure schedules attached hereto and except as otherwise qualified below, the Company represents and warrants that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.7 hereto, shall be true at the time of the Closing, and that such representations and warranties shall survive the Closing Date for a period of eighteen months (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Sections 5.3, 5.22 and 5.32 hereof shall survive until such time as the applicable statute of limitations period has run, which shall be deemed to be the Expiration Date for the representations and warranties set forth in Sections 5.3, 5.22 and 5.32. For purposes of this Section 5, the term "Company" shall mean and refer to the Company and all of its Subsidiaries, if any, and any reference to a Material Adverse Effect on the Company or Material Adverse Change with respect to the Company shall mean the Company and its Subsidiaries, taken as a whole. Except as expressly set forth in this Agreement, the Company expressly disclaims any representation or warranty (express, implied or otherwise) relating to the

Company and any Subsidiary thereof including, without limitation, any warranty of merchantability or fitness for a particular purpose.

         5.1 DUE ORGANIZATION. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect on the Company. Schedule 5.1 sets forth a list of all states in which the Company is authorized or qualified to do business, which list indicates which of such entities is authorized or qualified to do business in such states. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended, of the Company (the "Charter Documents") are all attached to Schedule 5.1. The Company has delivered to AmPaM complete and correct copies of (i) the stock records of the Company and
(ii) all minutes of meetings, written consents and other evidence, if any, of deliberations of or actions taken by the Company's Board of Directors, any committees of the Board of Directors and stockholders during the last five years.

         5.2 AUTHORIZATION. (i) The officers or other representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. Copies of the most recent resolutions adopted by the Board of Directors of the Company and the most recent resolutions adopted by the Stockholders, which approve this Agreement and the transactions contemplated hereby in all respects, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as Schedule 5.2.

         5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company and each of its Subsidiaries is as set forth on Schedule 5.3(a). All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders in the amounts set forth in Schedule 5.3(a). Except as set forth on Schedule 5.3(a), all of the issued and outstanding capital stock of each Subsidiary is owned by the Company. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record by the Stockholders and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 5.4(a), the Company has not acquired or redeemed any shares of capital stock of the Company since January 1, 1996. Except as set forth on Schedule 5.4(b), (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its Stockholders has been altered or changed in contemplation of the AmPaM Plan of Organization. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

         5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the AmPaM Plan of Organization.

         5.6 SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES. Except as set forth on
Schedule 5.6(a), the Company has no Subsidiaries. Except as set forth in
Schedule 5.6(b), the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7(a) is a list of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired material assets, in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on Schedule 5.7(b), the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the Company or any other person or entity that is an Affiliate of the Company since January 1, 1996.

         5.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 is a copy of:

                  (i) the balance sheets of the Company as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for the three-year period ended December 31, 1997, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholders' equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements");

                  (ii) the balance sheet of the Company as of June 30, 1998 and the related statements of operations, stockholders' equity and cash flows for the six-month periods ended June 30, 1997 and 1998, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholders' equity and cash flows and the related notes and schedules are referred to herein as the "Six-Month Interim Financial Statements");

                  (iii) the balance sheet of the Company as of September 30, 1998 (the "Balance Sheet Date") and the related statements of operations, stockholders' equity and cash flows for the nine-month periods ended September 30, 1997 and 1998 (such balance sheets, the related statements of operations, stockholders' equity and cash flows are referred to herein as the "Nine-Month Interim Financial Statements"); and

                  (iv) the income statement of the Company for the 12-month period ended June 30, 1998 (the "Valuation Income Statement").

The Year-end Financial Statements, the Six-Month Interim Financial Statements, the Nine-Month Interim Financial Statements and the Valuation Income Statement are collectively called the "Financial Statements". The Financial Statements, including those included in the Private Placement Memorandum, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the Six-Month Interim Financial Statements and the Nine-Month Interim Financial Statements, to normal year-end audit adjustments and any other adjustments described therein and the absence of certain footnote disclosures.

         5.10 LIABILITIES AND OBLIGATIONS. Schedule 5.10(a) sets forth an accurate list as of the Balance Sheet Date of (i) all material liabilities of the Company which are not reflected on the balance sheet of the Company at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in the balance sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which the Company is a party or by which its properties may be bound other than bid bonds and performance bonds made in the Ordinary Course of Business. Except as set forth on Schedule 5.10(b), since the Balance Sheet Date, the Company has not incurred any material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the Ordinary Course of Business. The Company has also delivered to AmPaM, on
Schedule 5.10(c), a list of contingent liabilities related to pending litigation or litigation that has been threatened in writing, or other material liabilities which are not fixed or otherwise accrued or reserved. For each such contingent liability of the Company or liability of the Company for which the amount is not fixed or is contested, the Company has provided to AmPaM the following information:

                  (i) a summary description of the liability together with the following:

                      (a) copies of all relevant documentation in the
                          possession of the Company or its directors, officers or stockholders relating thereto;
                      (b) amounts claimed and any other action or relief
                          sought; and
                      (c) name of claimant and all other parties to the claim,
                          suit or proceeding;

                  (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

                  (iii) the date such claim, suit or proceeding was instituted; and

                  (iv) a good faith estimate of the maximum amount, if any, which the Company expects, based on information available, is likely to become payable with respect to each such liability and the amount, if any, accrued or reserved for each such potential liability on the Financial Statements.

AmPaM acknowledges that all estimates referred to above and set forth on
Schedule 5.10(c) are only good faith estimates, and that the Company and the Stockholders expressly do not represent or warrant that the actual amounts of such liabilities will be equal to, or more or less than, the amounts of such estimates.

         5.11 ACCOUNTS AND NOTES RECEIVABLE. Schedule 5.11(a) sets forth an accurate list, in all material respects, of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including all receivables from and advances to employees and the Stockholders, which are identified as such. Schedule 5.11(a) also sets forth a materially accurate aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in 30-day aging categories. Except to the extent reflected on Schedule 5.11(b), such accounts, notes and other receivables are collectible in the amounts shown on Schedule 5.11(a), net of reserves reflected in the balance sheet as of the Balance Sheet Date.

         5.12 LICENSES; INTELLECTUAL PROPERTY. (a) The Company or its employees hold all licenses, franchises, permits and other governmental authorizations ("Licenses") necessary to conduct the business of the Company, the absence of which would cause a Material Adverse Effect on the Company, and the Company has delivered to AmPaM a list that is accurate, in all material respects, and summary description (which is set forth on Schedule 5.12(a)(1)) of all such Licenses. At or prior to the Closing, all such Licenses owned or held by any employee of the Company will be assigned or licensed to the Company for no additional consideration. The Licenses listed on Schedule 5.12(a)(1) are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses listed on Schedule 5.12(a)(1) and is not in violation of any of the foregoing in any material respect. Except as specifically provided in Schedule 5.12(a)(2), the consummation by the Company of the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses.

         (b) The Company owns or possesses adequate licenses or other rights to use (without making any payment or granting rights to any person in exchange) all patents, patent applications, trademarks, copyrights, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct its business as currently conducted. A description of any Intellectual Property licensed by the Company, including the material terms of any such license, is described on Schedule 5.12(b)(1). Neither the validity of the Intellectual Property nor the title thereto or use thereof by the Company is being questioned in any pending litigation, and the conduct of the Company's business, as currently conducted, does not conflict with licenses, copyrights, uncopyrighted works, trade marks, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions or trade secrets of others. Neither the validity of the Intellectual Property nor the title thereto or use thereof by the Company is being questioned in any pending or, to the knowledge of the Company, threatened infringement claims or litigation, and the conduct of the Company's business, as now conducted, does not conflict with licenses, copyrights, uncopyrighted works, trade marks, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions or trade secrets of others. Except as specifically provided in Schedule 5.12(b)(2), the consummation by the Company of the transactions contemplated by this Agreement will not adversely affect the rights and benefits afforded to the Company by any such Intellectual Property.

         5.13 ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 5.13 attached hereto, (i) the Company has conducted its businesses in compliance in all material respects with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, except where the failure to have such permit, license, approval or authorization would not have a Material Adverse Effect on the Company, (ii) none of the properties owned by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, except where amounts in excess of such levels would not have a Material Adverse Effect on the Company,
(iii) the Company has not received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company relating to any violation, or alleged violation, of any Environmental Law, except where such violation would not have a Material Adverse Effect on the Company, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the activities of the Company which are not listed on Schedule 5.13 attached hereto prior to the date hereof,
(viii) to the knowledge of the Company, (A) there are no underground storage tanks on, in or under any properties owned by the Company and (B) no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company which are not listed on Schedule 5.13, (ix) to the knowledge of the Company, (A) there is no asbestos or asbestos-containing material present in any material quantity in any of the properties owned by the Company, and (B) no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company, and (x) neither the Company nor any of its properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

         (b) As used herein, "Environmental Law" means, as of the Closing Date, any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity to which the Company is a party or subject relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (c) As used herein, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         5.14 PERSONAL PROPERTY. The Company has delivered to AmPaM an accurate list (which is set forth on Schedule 5.14(a)) of (x) all personal property material to the operations of the Company as of the Balance Sheet Date included in "plant, property and equipment" on the balance sheet of the Company as of such date, (y) all other items of personal property owned by the Company with an individual value in excess of $15,000 (i) as of the Balance Sheet Date and
(ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of
(x), (y) and (z), (1) true, complete and correct copies of all such leases and
(2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on Schedule 5.14(b), (i) all personal property material to, and used by, the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 5.14(a), (ii) all of the personal property listed on Schedule 5.14(a) or replacement property thereof is in working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14(a) are in full force and effect and constitute valid and binding agreements of the Company, in each case in accordance with their respective terms.

         5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.

         (a) The Company has delivered to AmPaM a materially accurate list (which is set forth on Schedule 5.15(a)(1)) of all customers (persons or entities) representing 5% or more of the Company's annual revenues for any period covered by any of the Financial Statements. Except to the extent set forth on Schedule 5.15(a)(2), none of such customers has canceled or, to the knowledge of the Company, are currently threatening to cancel a currently effective contract with the Company.

         (b) The Company has listed on Schedule 5.15(b) all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with customers listed on Schedule 5.15(a), joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedules 5.10(a),
Schedule 5.14(a) or Schedule 5.16(a), (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered or made available to AmPaM true, complete and correct copies of such agreements. For purposes of the preceding sentence, a contract, commitment or similar agreement is "material" if it (i) has a term of more than one year (other than contracts, commitments or agreements that are cancelable without liability or penalty within 30 days of notice from the Company of cancellation or that can be terminated by the Company without material penalty upon notice of 30 days or less) or (ii) requires the payment by or to the Company of more than $100,000 during any 12-month period. Except for expenditures in the ordinary course of business, the Company has also indicated on Schedule 5.15(b) a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the Company during any 12-month period.

         (c) Except as set forth on Schedule 5.15(c), the Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any contract listed on Schedule 5.15(b).

         5.16 REAL PROPERTY. Schedule 5.16(a) includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to any real property owned by it that is shown on Schedule 5.16(a), other than property intended to be sold or distributed prior to the Closing Date as provided in Section 7.1(c) of this Agreement, and all real property so owned is subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, lease, possessory rights of third parties or charge, except for:

                  (i) liens reflected on Schedule 5.10(a) or Schedule 5.16(b) as securing specified liabilities (with respect to which no material default by the Company exists);

                  (ii) liens for current taxes not yet payable and assessments not in default;

                  (iii) easements for utilities serving the property; and

                  (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

         Copies of all leases and agreements in respect of such real property leased by the Company, which are true, complete and correct in all material respects, are attached to Schedule 5.16(a), and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or Affiliates of the Company or Stockholders is included in
Schedule 5.16(a). Except as set forth on Schedule 5.16(b), all of such leases included on Schedule 5.16(a) are, as to the Company, in full force and effect and constitute valid and binding agreements of the Company in accordance with their respective terms.

         5.17 INSURANCE. The Company has delivered to AmPaM (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company and (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three policy years (which lists are set forth on Schedule 5.17). The Company has also delivered or made available to AmPaM true, complete and correct copies of all insurance policies currently in effect that are referred in Schedule 5.17. Such insurance policies evidence all of the insurance the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect except as stated in
Schedule 5.17.

Since January 1, 1996, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage under any such policy.

         5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS.

         (a) The Company has delivered to AmPaM an accurate list (which is set forth on Schedule 5.18(a)(1)) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to AmPaM true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18(a)(1). Since the Balance Sheet Date, except as disclosed on Schedule 5.18(a)(2), there have been no increases in the compensation payable or any bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices and except for bonuses paid on a basis consistent with past practices.

         (b) Except as set forth on Schedule 5.18(b), (i) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) to the knowledge of the Company, no campaign to establish such arrangement is in progress and (iii) there is no pending or, to the Company's knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with employees to be generally good.

         (c) Except as set forth in Schedule 5.18(c) attached hereto, (i) there are no claims, actions or proceedings pending or, to the knowledge of the Company, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (iii) the Company has not received written notice from any person asserting that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         5.19 EMPLOYEE PLANS. The Company has delivered to AmPaM accurate schedule (Schedule 5.19(a)) showing all employee benefit plans of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date and as of the date of this Agreement. Except for the employee benefit plans, if any, described on
Schedule 5.19(a), the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan", and neither the Company nor any Subsidiary has any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19(a), and, except as described on Schedule 5.19(b), the Company is not or could not be required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's employees.

         Except as set forth on Schedule 5.19(c), the Company is not now, or will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All employee benefit plans listed on Schedule 5.19(a) and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of the Company as of the Balance Sheet Date with respect to any plan listed on Schedule 5.19(a) have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

         5.20 COMPLIANCE WITH ERISA. All plans listed on Schedule 5.19(a) that are intended to qualify under Section 401 (a) of the Code (the "Qualified Plans") are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to Schedule 5.19(a). Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) since January 1, 1992 have been timely filed or distributed, and copies thereof have been made available to AmPaM. No such plan listed on Schedule 5.19(a) nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed on Schedule 5.19(a) has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(l) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The Company further represents that except as set forth on Schedule 5.20 hereto:

                  (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

                  (ii) no plan listed on Schedule 5.19(a) subject to the provisions of Title IV of ERISA has been terminated;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 5.19(a);

                  (iv) the Company (including any Subsidiaries) has not incurred liability under Section 4062 of ERISA; and

                  (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 5.21 or Schedule 5.13, the Company has not violated within the five years prior to the date of this Agreement and is not currently in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it other than violations that would not have a Material Adverse Effect on the Company; and except to the extent set forth on Schedule 5.10(c) or Schedule 5.13, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened in writing against the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company and no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company, and to the knowledge of the Company there is no valid basis for any such claim, action, suit or proceeding that could reasonably be expected to have a Material Adverse Effect on the Company.

         5.22 TAXES. (a) The Company has timely filed all requisite Federal, state and other Tax Returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22(a), there are no examinations in progress or claims pending against the Company for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax Return), due by the Company has been paid. The amounts shown as accruals for Taxes on the Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before the date of the respective Financial Statements. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income Tax Returns and franchise Tax Returns of Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22(a) or have otherwise been delivered to AmPaM. The Company has a taxable year ended December 31. Except as set forth on Schedule 5.22(a), the Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in any material respect in the past five years (except as required to conform to changes in GAAP). The Company is not an investment company as defined in Section 351(e)(1) of the Code. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. Except as set forth on Schedule 5.22(a), the Company is not and has not during the last five years been a member of any consolidated group for federal tax purposes. The Company has not received, been denied, or applied for any private letter ruling from the IRS during the last ten years.

         (b) The Stockholders have made a valid election under the provisions of Subchapter S of the Code and, except as set forth on Schedule 5.22(b), the Company has not, within the past five years, been subject to Federal income Taxes under the provisions of Subchapter C of the Code.

         5.23 NO VIOLATIONS; NO CONSENT REQUIRED, ETC.

         (a) The Company is not in violation of any Charter Document. Except as set forth on Schedule 5.23(a), the Company is not in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12(a),
Schedule 5.14(a), Schedule 5.15(b) or Schedule 5.16(a) (collectively, the "Material Documents").

         (b) Except as set forth on Schedule 5.23(b)(1), the execution and delivery of this Agreement by each of the Company and the Stockholders do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Charter Documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or
(iii) any Material Document to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected. The consummation by the Company and the Stockholders of the transactions contemplated hereby will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties as listed on Schedule 5.23(b)(2).

         (c) Except as set forth on Schedule 5.23(c) and except for the Hart-Scott Act, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by the Company and the Stockholders of any of the transactions contemplated hereby in order to remain in full force and effect, and consummation by the Company and the Stockholders of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit under any Material Document.

         (d) Except for (i) any filings to be made with the SEC pursuant to the 1933 Act or with any state securities authorities in connection with the offer and sale of AmPaM Stock and AmPaM Notes pursuant to this Agreement and (ii) any filing required to be made under the Hart-Scott Act in connection with the transactions contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

         (e) Except as set forth on Schedule 5.23(e), none of the Material Documents prohibits the disclosure or publication by the Company or AmPaM of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services or selling products to any other customer or potential customer of the Company, AmPaM or any Other Founding Company.

         5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

         5.25 ABSENCE OF CHANGES. (a) Since the Balance Sheet Date, except as set forth on Schedule 5.25 or as otherwise contemplated hereby, there has not been:

                  (i) any Material Adverse Change in the Company;

                  (ii) any damage, destruction or casualty loss (whether or not covered by insurance), alone or in the aggregate, which has caused a Material Adverse Effect on the Company;

                  (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company except for distributions that would have been permitted after the date hereof under Section 7.3(iii) hereof,

                  (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors,

         Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                  (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, which has caused a Material Adverse Effect on the Company;

                  (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Stockholders and their affiliates, except inventory sold or transferred in the Ordinary Course of Business;

                  (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof;

                  (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the Ordinary Course of Business;

                  (xi) any waiver of any material rights or claims of the Company;

                  (xii) any amendment or termination of any Material Document to which the Company is a party except for the termination of a Material Document in accordance with its terms without any action on the part of the Company;

                  (xiii) any transaction by the Company outside the Ordinary Course of Business;

                  (xiv) any cancellation or termination of a material contract with a customer or client listed on Schedule 5.15(a) prior to the scheduled termination date thereof; or

                  (xv) any other distribution of property or assets by the Company other than in the Ordinary Course of Business, other than (a) distributions of nonoperating assets specifically identified on
         Schedule 5.25, (b) distributions of real estate required by Section 7.1(c) of this Agreement and (c) distributions of cash or promissory notes permitted by Annex I hereto.

                  (b) Except as set forth on Schedule 5.25, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to AmPaM an accurate schedule (which is set forth on Schedule 5.26) as of the date of the Agreement of:

                  (i) the name of each financial institution in which the Company has an account or safe deposit box;

                  (ii) the names in which the accounts or boxes are held;

                  (iii) the type of account and account number; and

                  (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         5.28 RELATIONS WITH GOVERNMENTS. The Company has not, and to the knowledge of the Company none of the Stockholders or any Affiliate of any of them has, given or offered anything of value to any governmental official, political party or candidate for government office or otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.29 DISCLOSURE. This Agreement, including the Annexes and Schedules hereto, and the completed questionnaire related to the Hart-Scott Act furnished to AmPaM by the Company, do not contain an untrue statement of a material fact concerning the Company or omit to state a material fact concerning the Company necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by AmPaM.

         5.30 NO WARRANTIES OR INSURANCE. Except for warranty liability under applicable law and except for warranty liability under the warranties issued by the Company of the types described on Schedule 5.30, the Company has no liability to any person under any warranty and the Company does not offer or sell insurance or consumer protection plans or other arrangements that could result in the Company being required to make any payment to or perform any service for any person.

         5.31 INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED PARTY TRANSACTIONS. Except as described on Schedule 5.31 or in Section 8.11, no Stockholder, officer, director or Affiliate of the Company (i) owns, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is or will be a party to an agreement or relationship with the Company other than through a customary "at will" employment relationship.

         5.32 PRIVATE PLACEMENT MEMORANDUM. None of the information supplied or to be supplied by the Company in writing specifically for inclusion in the Private Placement Memorandum contained or, as of the Closing Date, will contain any untrue statement of a material fact concerning the Company or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements contained in such information supplied or to be supplied by the Company concerning the Company, in light of the circumstances under which they are made, not misleading.

                  (B) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

                  Each Stockholder severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.7 hereof, shall be true at the time of Closing, and that the representations and warranties set forth in this Section 5(B) shall survive the Closing Date.

         5.33 AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of such Stockholder, enforceable against the Stockholder in accordance with its terms. Except as set forth on Schedule 5.33(a), the execution and delivery of this Agreement by such Stockholder does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Stockholder under any of the terms, conditions or provisions of (i) the Charter Documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to such Stockholder or any of such Stockholder's properties or assets, or (iii) any lease, instrument, agreement, license or permit to which such Stockholder is now a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or affected. Except for (i) any filings to be made with the SEC pursuant to the 1933 Act and any state securities authorities in connection with the offer and sale of AmPaM Stock and AmPaM Notes pursuant to this Agreement, (ii) any filing required to be made under the Hart-Scott Act in connection with the transactions contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby. Except as set forth on

Schedule 5.33(b), such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on Annex I hereto as being owned by such Stockholder, and, such Company Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, voting agreements, restrictions, encumbrances and claims of every kind.

         5.34 PREEMPTIVE RIGHTS. Such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or AmPaM Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire AmPaM Stock pursuant to (i) this Agreement, (ii) any option granted or to be granted by AmPaM to such Stockholder, (iii) a purchase through a broker in a regular stock market transaction or (iv) a purchase from a stockholder of a Founding Company (subject to compliance with any contractual restrictions or securities law restrictions applicable thereto specified in Section 15 hereof).

         5.35 NO COMMITMENT TO DISPOSE OF AMPAM STOCK. No Stockholder is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of AmPaM Stock or AmPaM Notes received pursuant to this Agreement.

         5.36 DISCLOSURE. The completed Director and Officer Questionnaires with respect to such Stockholder (if any), the completed investor questionnaire furnished to AmPaM by such Stockholder in connection with the proposed acquisition by such Stockholder of AmPaM Stock and AmPaM Notes and any other information provided to AmPaM in writing by such Stockholder relating specifically to such Stockholder for inclusion in the Private Placement Memorandum do not contain an untrue statement of a material fact concerning such Stockholder or omit to state a material fact concerning such Stockholder necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

6.       REPRESENTATIONS OF AmPaM

         Except as otherwise qualified below, AmPaM represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.7 hereof, shall be true at the time of Closing, and that such representations and warranties shall survive the Closing Date for a period of eighteen months (the last day of such period being the "Expiration Date" for purposes of the representations and warranties set forth in this Section 6), except that the representations and warranties set forth in Section 6.3, 6.11 and 6.15 shall survive until such time as the applicable statute of limitations period has run, which shall be deemed to be the Expiration Date for the representations and warranties set forth in Sections 6.3, 6.11 and 6.15.

         AmPaM acknowledges that in purchasing the shares of Company Stock, it is relying upon its own independent investigation as well as the representations and warranties of the Company and the Stockholders as set forth in this Agreement.

         6.1 DUE ORGANIZATION. AmPaM is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as it is now being conducted and as contemplated by the Private Placement Memorandum. AmPaM is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary, except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as proposed to be amended and as such documents shall be in effect as of the Closing Date, of AmPaM (the "AmPaM Charter Documents") are attached hereto as Annex II.

         6.2 AUTHORIZATION. (i) The officers of AmPaM executing this Agreement have the authority to enter into and bind AmPaM to the terms of this Agreement and (ii) AmPaM has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. All corporate acts and other proceedings required to have been taken by AmPaM to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.

         6.3 CAPITAL STOCK OF AmPaM. The authorized capital stock of AmPaM is as set forth in Section 1.3(ii). Immediately prior to the Closing Date, all of the issued and outstanding shares of the capital stock of AmPaM will be as set forth in the Private Placement Memorandum, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind other than any restrictions described in the Private Placement Memorandum. All of the issued and outstanding shares of the capital stock of AmPaM have been duly authorized and validly issued, are fully paid and nonassessable and such shares were offered, issued, sold and delivered by AmPaM in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of AmPaM. Upon the Closing Date, the authorized, issued and outstanding shares of capital stock of AmPaM will be as set forth in the Private Placement Memorandum under the caption "Capitalization." Upon the Closing Date, the aggregate number of shares of AmPaM Stock issued and outstanding on the Closing Date that are owned by Sterling City Capital, LLC, any Affiliates of Sterling City Capital, LLC and the officers and directors of AmPaM will not be greater than the number of shares of AmPaM Stock reflected in the Private Placement Memorandum as the aggregate number of shares of AmPaM Stock to be issued and outstanding and owned by Sterling City Capital, LLC, any Affiliates of Sterling City Capital, LLC and the officers and directors of AmPaM.

         6.4 TRANSACTIONS IN CAPITAL STOCK. Except for the Other Agreements and except as set forth in the Private Placement Memorandum, (i) no option, warrant, call, conversion right or commitment of any kind exists as of the date of this Agreement which obligates AmPaM to issue any of its authorized but unissued capital stock; and (ii) AmPaM has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The material terms of any options, warrants or other rights to acquire shares of the stock of AmPaM referred to in the preceding sentence will be as described in the Private Placement Memorandum.

         6.5 SUBSIDIARIES. As of the date of this Agreement, AmPaM has no subsidiaries. As of the date of this Agreement, AmPaM does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and AmPaM is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         6.6 FINANCIAL STATEMENTS. The historical financial statements of AmPaM included in the Private Placement Memorandum (the "AmPaM Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted thereon), and the balance sheet included therein presents fairly the financial position of AmPaM as of its date. Management of AmPaM believes that the assumptions underlying the pro forma adjustments utilized in the preparation of such pro forma financial statements are reasonable, and such pro forma adjustments have been properly applied to the historical financial amounts in the compilation of the pro forma financial statements. Based on the representations in Section 5.9 of this Agreement and in Section 5.9 of each of the Other Agreements, the pro forma financial information of AmPaM fairly presents the pro forma financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

         6.7 LIABILITIES AND OBLIGATIONS. Except as set forth in the Private Placement Memorandum, as of the date of this Agreement, AmPaM has no material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices, liabilities or obligations set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

         6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Private Placement Memorandum, AmPaM is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and its stockholders and, there are no claims, actions, suits or proceedings, pending or, to the knowledge of AmPaM, threatened against or affecting, AmPaM, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. AmPaM has conducted and is conducting its businesses in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation, in any material respect, of any of the foregoing.

         6.9 NO VIOLATIONS. (a) AmPaM is not in violation of any AmPaM Charter Document. AmPaM is not in default under any lease, instrument, agreement, license, or permit to which AmPaM is a party or by which AmPaM or any of its properties are bound (collectively, the "AmPaM Documents").

         (b) The execution and delivery of this Agreement by AmPaM do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AmPaM under any of the terms, conditions or provisions of (i) the AmPaM Charter Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to AmPaM or any of its properties or assets, or (iii) any AmPaM Document; provided that the representations and warranties specified in clause (ii) of this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in
Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties. The consummation by AmPaM of the transactions contemplated hereby will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Closing Date)
(x) such approvals, consents or orders from the SEC, state blue sky authorities and authorities administering the Hart-Scott Act and (y) such other consents as may be required from commercial lenders, lessors or other third parties which are listed on Schedule 6.9.

         (c) Except for (i) any filings to be made with the SEC pursuant to the 1933 Act and filings with various state securities authorities in connection with the transactions contemplated by this Agreement, and (ii) any filings required to be made under the Hart-Scott Act in connection with the transactions contemplated by this Agreement, none of the AmPaM Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by AmPaM of any of the transactions contemplated hereby in order to remain in full force and effect, and consummation by AmPaM of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit under the AmPaM Documents; provided that the representations and warranties specified in clauses (i) and (ii) of this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in
Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties.

         (d) Except for (i) any filings with the SEC pursuant to the 1933 Act and filings with various state securities authorities in connection with the transactions contemplated by this Agreement and (ii) any filings required under the Hart-Scott Act in connection with the transactions contemplated by this Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by AmPaM or the consummation by AmPaM of the transactions contemplated hereby; provided that the representations and warranties specified in clauses (i) and
(ii) of this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties.

         6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by AmPaM and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of AmPaM and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of AmPaM, enforceable against AmPaM in accordance with its terms.

         6.11 AmPaM STOCK. At the time of issuance thereof and delivery to the Stockholders, the AmPaM Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid, duly authorized and legally issued shares of AmPaM, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the AmPaM Stock issued and outstanding as of the date hereof, other than the Restricted Common Stock. The AmPaM Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The offer and sale of the shares of AmPaM Stock to be issued to the Stockholders pursuant to this Agreement are not required to be registered under the 1933 Act; provided that the representations and warranties specified in this sentence (A) are based on information in the investor questionnaires and related purchaser representative questionnaires executed and delivered by the Stockholders of the Company and the stockholders of the Other Founding Companies, the representations and warranties of the Stockholders set forth in Section 16 hereof and the representations and warranties of the stockholders of the Other Founding Companies set forth in Section 16 of the Other Agreements and (B) are subject to the accuracy and completeness of the information contained in such investor questionnaires and related purchaser representative questionnaires and the truthfulness of such representations and warranties.

         6.12 AmPaM NOTES. The AmPaM Notes have been duly authorized and, at the Closing Date, will have been duly executed by AmPaM and, when authenticated, issued and delivered, will constitute valid and binding obligations of AmPaM, enforceable against AmPaM in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         6.13 NO SIDE AGREEMENTS. AmPaM has not entered into any agreement with any of the Founding Companies or any of the Stockholders of the Founding Companies other than this Agreement, the Other Agreements, the agreements referred to in this Agreement and in the Other Agreements and the Private Placement Memorandum. AmPaM has not entered into any agreements providing for rights to register shares of AmPaM Stock under the 1933 Act except as provided in Section 17 of this Agreement, in Section 17 of the Other Agreements and in an agreement with Sterling City Capital, LLC, its Affiliates and officers and directors of AmPaM having terms substantially similar to those set forth in
Section 17 hereof.

         6.14 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. AmPaM was formed in June 1998 and has conducted no material business since the date of its inception except for activities related to the transaction contemplated by this Agreement, the Other Agreements and the Private Placement Memorandum. Except as described in the Private Placement Memorandum, as of the date of this Agreement, AmPaM does not own any real property or any material personal property and is not a party to any other material agreement other than this Agreement, the Other Agreements and the agreements contemplated hereby and thereby.

         6.15 RELATIONS WITH GOVERNMENTS. Neither AmPaM nor any of its directors, officers or Affiliates has given or offered anything of value to any government official, political party or candidate for government office, nor has AmPaM, any of its directors, officers or Affiliates of any of them otherwise taken any action, which would cause AmPaM to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         6.16 DISCLOSURE. The Private Placement Memorandum delivered to the Company and the Stockholders does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon, and in conformity with, information furnished to AmPaM by the Company or the Stockholders in writing specifically for inclusion in the Private Placement Memorandum.

         6.17 OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by AmPaM and constitute the legal, valid and binding obligation of AmPaM enforceable against AmPaM in accordance with their respective terms. The terms and conditions of the Other Agreements (excluding the terms relating to the consideration payable by AmPaM thereunder) are identical in all material respects to the terms and conditions in this Agreement.

7.       COVENANTS PRIOR TO CLOSING

         7.1 ACCESS AND COOPERATION; DUE DILIGENCE; TRANSFER OF REAL ESTATE.

         (a) Between the date of this Agreement and the Closing Date, the Company will afford to the officers and authorized representatives of AmPaM reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish AmPaM with such additional financial and operating data and other information as to the business and properties of the Company as AmPaM may from time to time reasonably request. The Company will cooperate with AmPaM, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. AmPaM, the Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Company as confidential in accordance with the provisions of Section 14 hereof.

         (b) Between the date of this Agreement and the Closing Date, AmPaM will afford to the officers and authorized representatives of the Company access to all of AmPaM's sites, properties, books and records and will furnish the Company with such additional financial and operating data and other information as to the business and properties of AmPaM and the Other Founding Companies as the Company may from time to time reasonably request. AmPaM will cooperate with the Company, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company will cause all information obtained pursuant to this Section 7.1(b) or obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

         (c) Except as set forth on Schedule 7.1, any real property owned by the Company will be sold or distributed by the Company on terms mutually acceptable to AmPaM and the Company and leased back by the Company on terms no less favorable to the Company than those available from an unaffiliated party and otherwise reasonably acceptable to AmPaM at or prior to the Closing Date.

         7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing Date, the Company will, except as set forth on
Schedule 7.2:

                  (i) carry on its businesses in the Ordinary Course of Business and not introduce any material new method of management, operation or accounting;

                  (ii) use all commercially reasonable efforts to maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear, depreciation and insured losses excepted;

                  (iii) perform in all material respects all of its obligations under all Material Documents relating to or affecting its respective assets, properties or rights;

                  (iv) use its commercially reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (v) use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its relationships with suppliers, customers and others having business relations with the Company;

                  (vi) use its commercially reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the knowledge and consent of AmPaM (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of AmPaM if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

                  (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; and

                  (ix) use commercially reasonable efforts to cause the actual amount of its Current Assets (as defined in Annex I hereto) to be not less than 150% of the actual amount of its Current Liabilities (as defined in Annex I hereto).

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Closing Date, the Company will not, without prior written consent of AmPaM:

                  (i) make any change in its Charter Documents;

                  (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

                  (iii) except as permitted pursuant to the terms and conditions for distributions described in Annex I, declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the Ordinary Course of Business or involves an amount not in excess of three percent (3%) of the Company's gross revenues for fiscal 1997;

                  (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of three percent (3%) of the Company's gross revenues for fiscal 1997 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the Ordinary Course of Business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 and/or Schedule 5.15 hereto;

                  (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the Ordinary Course of Business and other than distributions of real estate and other assets as permitted in this Agreement (including Annex I hereto);

                  (vii) negotiate for the acquisition of any business or the start-up of any new business;

                  (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice;

                  (x) amend or terminate any Material Document except for the termination of a Material Document in accordance with its terms without any action on the part of the Company; or

                  (xi) enter into any other material transaction outside the Ordinary Course of Business or any transaction prohibited hereunder.

         7.4 NO SHOP. None of the Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

                  (i) solicit or initiate the submission of proposals or offers from any person for,

                  (ii) participate in any discussions pertaining to, or

                  (iii) furnish any information to any person other than AmPaM or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

         7.5 AGREEMENTS. Except as disclosed on Schedule 7.5(a), the Stockholders and the Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, agreements providing for the grant by the Company of any options, warrants and employment agreements between the Company and any employee listed on Schedule 8.11 hereto and (ii) except as otherwise provided in this Agreement, any existing agreement between the Company and any Stockholder, on or prior to the Closing Date provided that nothing herein shall prohibit or prevent the Company from paying (either prior to or on the Closing
Date) notes or other obligations from the Company to the Stockholders described in Schedule 7.5(b) in accordance with the terms thereof.

         7.6 NOTIFICATION OF CERTAIN MATTERS. Each Stockholder and the Company shall give prompt notice to AmPaM upon obtaining knowledge of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Company or such Stockholder contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of such Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. AmPaM shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of AmPaM contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, (ii) any material failure of AmPaM to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any termination of any Other Agreement for any reason; and (iv) the issuance by the SEC or any state securities regulatory authority of any issuance of or threatened issuance of any order challenging the availability of an exemption from registration or suspending the qualification of any securities described in the Private Placement Memorandum for sale in any jurisdiction. However, subject to the provisions of Section 7.7, such notification shall not relieve either the Company or such Stockholder of their respective obligations under this Agreement. The delivery of any notice pursuant to this Section 7.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.7, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.7 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the Closing Date to notify AmPaM with respect to any matter (i) hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or (ii) which may have been omitted from the Schedules previously provided by such party. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company may be made unless AmPaM consents to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by AmPaM may be made unless the Stockholders consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto, as amended or supplemented with the consent of AmPaM or the Stockholders, as the case may be, as provided above, shall be deemed to be the Schedules to this Agreement.

         7.8 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby and to cause the conditions to the Closing Date to be satisfied as promptly as practicable.

         7.9 AUTHORIZED CAPITAL. Prior to the Closing Date, AmPaM shall maintain its authorized capital stock as set forth in the Private Placement Memorandum.

         7.10 COMPLIANCE WITH THE HART-SCOTT ACT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act and (ii) such compliance by the Stockholders and the parties agree to cooperate and use their best efforts to cause all filings required under the Hart- Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by AmPaM.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

         The obligations of the Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. As of the Closing Date, if any such applicable conditions have not been satisfied, any one or more of the Stockholders who would be entitled to receive a majority of the Aggregate Consideration (as defined herein) received by all Stockholders if the transactions contemplated hereby were consummated shall have the right to waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering the certificates representing Company Stock as of the Closing Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of AmPaM contained in Section 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of AmPaM contained in Section 6 shall be true and correct as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by AmPaM on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and signed by the President or any Vice President of AmPaM shall have been delivered to the Stockholders.

         8.2 SATISFACTION. All actions, proceedings, instruments and documents that are not within the control of the Company or the Stockholders and that are required to carry out this Agreement or incidental hereto shall be reasonably satisfactory to the Company, the Stockholders and their counsel.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock.

         8.4 OPINION OF COUNSEL. The Company shall have received opinions from counsel for AmPaM, dated the Closing Date, addressed to the Company and the Stockholders in the form annexed hereto as Annex III.

         8.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; any waiting periods under the Hart-Scott Act, if applicable, shall have expired or been terminated; all consents and approvals of third parties listed on Schedule 6.9 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock and no governmental agency or body shall have taken any other action or made any request of Company as a result of which Company deems it inadvisable to proceed with the transactions hereunder.

         8.6 GOOD STANDING CERTIFICATES. AmPaM shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which AmPaM is authorized to do business, showing that AmPaM is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for AmPaM for all periods prior to the Closing have been filed and paid.

         8.7 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which would constitute a Material Adverse Change with respect to AmPaM from the date of the Private Placement Memorandum.

         8.8 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of AmPaM, certifying the truth and correctness of attached copies of AmPaM's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and, if required, the stockholders of AmPaM approving AmPaM's entering into this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby.

         8.9 TAX MATTERS. The Stockholders shall have received an opinion of Andrews & Kurth L.L.P., in substantially the form of Annex IV hereto, that the AmPaM Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange Company Stock for AmPaM Stock (but not cash or other property) pursuant to this Agreement in connection with the AmPaM Plan of Organization.

         8.10 OTHER FOUNDING COMPANIES. The transactions contemplated by the Other Agreements are consummated simultaneously with the consummation of the transactions contemplated by this Agreement.

         8.11 COMPANY RELEASE OF STOCKHOLDERS. The Company shall have delivered to the Stockholders an instrument dated the Closing Date, in form reasonably satisfactory to AmPaM and the Stockholders, which shall be effective only upon the occurrence of the Closing Date, releasing each Stockholder who owns shares of Company Stock as of the Consummation Date from (i) any and all claims of the Company against the Stockholders, known and unknown, and (ii) obligations of the Stockholders to the Company, except for (x) items specifically identified on Schedule 5.10(a) and Schedule 5.15(b) as being claims of or obligations to the Company and (y) continuing obligations to the Company relating to their employment by the Company pursuant to any employment agreement entered into pursuant to Section 8.11 hereof.

         8.12 STERLING CITY CAPITAL TRANSFER RESTRICTIONS. Sterling City Capital, LLC and each of its Affiliates which owns AmPaM Stock shall have entered into an agreement with AmPaM containing substantially the same terms and conditions as are contained in Section 15 and Section 17.

         8.13 ELECTION OF CHIEF EXECUTIVE OFFICER. AmPaM shall have taken all corporate action necessary to elect Robert A. Christianson as Chief Executive Officer of AmPaM effective immediately following the Closing Date.

         8.14 FUNDING AVAILABILITY. AmPaM shall have entered into binding agreements with financial institutions, lenders or investors that provide AmPaM with sufficient funds to pay (i) the cash amounts specified in Annex I hereto as payable to the Stockholders upon the Closing and (ii) the aggregate cash amounts specified in Annex I to each of the Other Agreements as payable to the stockholders of the Other Founding Companies upon the Closing; and all conditions to the funding of the cash amounts necessary to make such payments specified in the agreements related to such financing arrangements, other than the closing of the transactions contemplated by this Agreement and the Other Agreements, shall have been satisfied as of the Closing Date.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF AmPaM

         The obligations of AmPaM with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. As of the Closing Date, if any such conditions have not been satisfied, AmPaM shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE AND OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to AmPaM certificates dated the Closing Date and signed by them to such effect.

         9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock.

         9.3 SECRETARY'S CERTIFICATE. AmPaM shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Articles or Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the

Stockholders approving the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

         9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

         9.5 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to AmPaM an instrument dated the Closing Date which shall be effective only upon the occurrence of the Closing releasing the Company and AmPaM from (i) any and all claims of the Stockholders against the Company and AmPaM and (ii) obligations of the Company and AmPaM to the Stockholders, except for (A) items specifically identified on Schedule 5.31 as being claims of or obligations to the Stockholders, (B) continuing obligations to Stockholders relating to their employment by the Company pursuant to employment agreements entered into as specified in Section 8.11 hereof, (C) obligations arising under this Agreement or the transactions contemplated hereby and (D) claims of Stockholders against the Company for unreimbursed business expenses incurred by the Stockholders on behalf of the Company (other than expenses related to the transactions contemplated by this Agreement) prior to the Closing Date or unreimbursed medical expenses of the Stockholders incurred prior to the Closing Date which are covered by the Company's existing health insurance coverage. In the event that the Closing Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

         9.6 SATISFACTION. All actions, proceedings, instruments and documents that are not within the control of AmPaM and that are required to carry out the transactions contemplated by this Agreement or incidental hereto shall have been reasonably approved by counsel to AmPaM.

         9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 9.7, all existing agreements between the Company and the Stockholders (and between the Company and entities controlled by the Stockholders) specified on Schedule 5.31 shall have been terminated effective prior to or as of the Closing Date without any payment being made by the Company other than payments made for services rendered, materials provided or other benefits provided to the Company prior to the Closing Date pursuant to the terms of such agreements as in effect as of the date of this Agreement.

         9.8 OPINION OF COUNSEL. AmPaM shall have received opinions from counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form annexed hereto as Annex V.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; any waiting periods under the Hart-Scott Act, if applicable, shall have expired or been terminated; all consents and approvals of third parties listed on Schedule 5.23(b)(2) shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock and no governmental agency or body shall have taken any other action or made any request of AmPaM as a result of which AmPaM deems it inadvisable to proceed with the transactions hereunder.

         9.10 GOOD STANDING CERTIFICATES. The Company shall have delivered to AmPaM a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by AmPaM, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

         9.11 FUNDING AVAILABILITY. AmPaM shall have entered into binding agreements with financial institutions, lenders or investors that provide AmPaM with sufficient funds to pay (i) the cash amounts specified in Annex I hereto as payable to the Stockholders upon the Closing and (ii) the aggregate cash amounts specified in Annex I to each of the Other Agreements as payable to the stockholders of the Other Founding Companies upon the Closing; and all conditions to the funding of the cash amounts necessary to make such payments specified in the agreements related to such financing arrangements, other than the closing of the transactions contemplated by this Agreement and the Other Agreements, shall have been satisfied as of the Closing Date.

         9.12 FIRPTA CERTIFICATE. Each Stockholder shall have delivered to AmPaM a certificate to the effect that he is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

         9.13 RESIGNATIONS OF DIRECTORS AND OFFICERS. Any directors of the Company, other than those identified on Schedule 2.1, shall have resigned as directors of the Company. Any officers of the Company, other than those identified on Schedule 2.2, shall have resigned as officers of the Company.

10.      COVENANTS OF AmPaM AND THE STOCKHOLDERS AFTER CLOSING

         10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. AmPaM shall use reasonable efforts to have the Stockholders released from any and all guarantees of the Company's indebtedness, including bond obligations, identified on Schedule 10.1. Prior to obtaining the release of such guarantees, AmPaM shall provide its guarantee of such indebtedness to the lenders thereof. In the event that AmPaM cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on Schedule 10.1 on or prior to 90 days subsequent to the Closing Date, AmPaM shall promptly pay off or otherwise refinance or retire such indebtedness such that the

Stockholders' personal liability shall be released. AmPaM will indemnify the Stockholders against any loss or damage suffered as a result of the personal guarantees.

         10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement, after the Closing Date, AmPaM shall not and shall not permit any of its Subsidiaries to undertake any act that would jeopardize the tax-free status of the exchange of Company Stock for AmPaM Stock (but not cash or other property), including without limitation:

                  (a) the retirement or reacquisition, directly or indirectly, of all or part of the AmPaM Stock issued in connection with the transactions contemplated hereby; or

                  (b) the entering into of financial arrangements for the benefit of the Stockholders other than as described in the Private Placement Memorandum or as described in this Agreement.

         10.3 PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES.

                  (a) The Company, if possible, or otherwise the Stockholders shall file or cause to be filed all income Tax Returns (federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Closing Date, and shall permit AmPaM to review all such Tax Returns prior to such filings. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all income Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Financial Statements) with respect to the Company's operations for all periods through and including the Closing Date.

                  (b) AmPaM shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Closing Date.

                  (c) Unless required by applicable law, regulations or government proceedings, AmPaM shall not take any action, including any amendment of a Tax Return of any Acquired Party, if such action would result in additional Tax liabilities payable by any of the Stockholders for periods ending on or prior to the Closing Date.

                  (d) Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

                  (e) Each of the Company, AmPaM and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code.

         10.4 DIRECTORS. The persons named in the Private Placement Memorandum shall be appointed as directors and elected as officers of AmPaM, as and to the extent set forth in the Private Placement Memorandum, promptly following the Closing Date; provided, however, that the parties hereto acknowledge that if the Company consummates an IPO, the persons who will serve as directors and executive officers of AmPaM will be adjusted as appropriate for a publicly traded entity, with any such changes being subject to the approval of the majority of the Board of Directors of AmPaM.

         10.5 LEGAL OPINIONS. If required by the lenders pursuant to the terms of any agreements related to financing of the cash amounts referred to in
Section 9.11 hereof, the Company shall cause its counsel to deliver to such lenders, at the Closing, an opinion of counsel in substantially the form attached hereto as Annex V.

11.      INDEMNIFICATION

         The Stockholders and AmPaM each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.

         (a) Each Stockholder covenants and agrees that such Stockholder will indemnify, defend, protect and hold harmless AmPaM at all times, from and after the date of this Agreement until the applicable Expiration Date (as defined in the introductory paragraph to Section 5(A)), provided that for purposes of clause (iii) below, the applicable Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by AmPaM as a result of or arising from (i) any breach of the representations and warranties of the Company set forth herein or on the schedules attached hereto or certificates delivered pursuant to this Agreement, (ii) any breach of any covenant or agreement on the part of the Company under this Agreement, or (iii) any liability under the 1933 Act or any Federal or state securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating solely to the Company which was based upon information provided to AmPaM or its counsel in writing by the Company specifically for inclusion in the Private Placement Memorandum and is contained in the Private Placement Memorandum, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (i) no Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 in excess of such Stockholder's pro rata share thereof determined by reference to the aggregate value of the Base Cash Amount (as defined in Annex I of this Agreement), the principal amount of AmPaM Notes and the shares of AmPaM Stock (valued at a price of $13.00 per share) received by such Stockholder pursuant to Section I.A. of Annex I hereto (without giving effect to the adjustments provided in Sections I.B. and I.C. thereof) (giving effect to the value of such AmPaM Stock and without giving effect to such adjustments, collectively, the "Aggregate Consideration") such Stockholder would receive pursuant to Section I of Annex I of this Agreement if the transactions contemplated hereby were consummated in relation to the Aggregate Consideration all Stockholders would receive pursuant to Section I of Annex I of this Agreement if the transactions contemplated hereby were consummated and (ii) the indemnity obligations in this Section 11.1(a) shall not be applicable to any Stockholder who has sold all of his shares of Company Stock to the other Stockholder prior to the Closing Date.

         (b) Each Stockholder covenants and agrees that such Stockholder will indemnify, defend, protect and hold harmless AmPaM at all times, from and after the date of this Agreement, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by AmPaM as a result of or arising from (i) any breach of the representations and warranties of such Stockholder set forth in Section 5(B) hereof, (ii) any breach of any covenant or agreement on the part of such Stockholder under this Agreement, or (iii) any liability under the 1933 Act or any Federal or state securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating solely to such Stockholder which was based upon information provided to AmPaM or its counsel in writing by such Stockholder specifically for inclusion in the Private Placement Memorandum and is contained in the Private Placement Memorandum, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating solely to such Stockholder required to be stated therein or necessary to make the statements therein in light of the circumstances in which such statements were made not misleading; provided, however, that such indemnity shall not be applicable to any Stockholder who has sold all of his shares of Company Stock to the other Stockholder prior to the Closing Date.

         (c) AmPaM acknowledges and agrees that other than the representations and warranties of the Company or the Stockholders specifically contained in this Agreement, there are no representations or warranties of the Company or the Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

         11.2 INDEMNIFICATION BY AmPaM. AmPaM covenants and agrees that it will indemnify, defend, protect and hold harmless the Company and the Stockholders at all times from and after the date of this Agreement until the applicable Expiration Date (as defined in the introductory paragraph of Section 6, provided that for purposes of clause (iii) below, the applicable Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Company or the Stockholders as a result of or arising from (i) any breach by AmPaM of its representations and warranties set forth herein or on the schedules attached hereto or certificates delivered pursuant to this Agreement, (ii) any breach of any agreement on the part of AmPaM under this Agreement; or (iii) any liability under the 1933 Act or any Federal or state securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made therein in reliance upon, and in conformity with, the representations and warranties of the Company or the Stockholders specifically contained in this Agreement or other information furnished to AmPaM by the Company or the Stockholders in writing specifically for inclusion therein.

         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel reasonably satisfactory to the Indemnified Party, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest or a conflict of interest is reasonably likely to arise that prevents counsel for the Indemnifying Party from representing such Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall pay the Indemnified Party for the settlement amount and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. With respect to any account, note or other receivable as to which the Stockholders have paid in full any indemnification obligation pursuant to this
Section 11 as a result of a breach of the representation and warranty made pursuant to Section 5.11 or as to which a claim in respect thereof has been asserted pursuant to this Section 11 that has been applied against the Indemnification Threshold with respect to the Stockholders as a result of a breach of the representation and warranty made pursuant to Section 5.11, AmPaM shall cause the Company to assign such account, note or other receivable to the Stockholders. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4 EXCLUSIVE REMEDY. The indemnification provided for in this
Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party to this Agreement with respect to any provision of this Agreement, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. AmPaM hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action, known or unknown, it or any indemnified person may have against the Company or any Stockholder relating to this Agreement or the transactions pursuant to this Agreement arising under or based upon any Federal, state, local or foreign statute, law, rule, regulation or otherwise. Any indemnity payment under this Section 11 shall be treated as an adjustment to the exchange consideration for Tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliate causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal income Tax purposes.

         11.5 LIMITATIONS ON INDEMNIFICATION. (a) AmPaM shall not assert any claim for indemnification under this Section 11 against the Stockholders until such time as, and solely to the extent that, the aggregate of all claims which AmPaM may have against the Stockholders shall exceed the greater of (a) 3.0% of the sum of (i) the cash paid to the Stockholders pursuant to Section 1.2 plus
(ii) the value of the AmPaM Stock delivered to the Stockholders pursuant to
Section 1.2 (calculated as provided in this Section 11.5) plus (iii) the principal amount of the AmPaM Notes delivered to the Stockholders pursuant to
Section 1.2, or (b) $50,000 (the "Indemnification Threshold"). Stockholders shall not assert any claim for indemnification hereunder against AmPaM until such time as, and solely to the extent that, the aggregate of all claims which Stockholders may have against AmPaM shall exceed $50,000; provided, however, that this sentence shall not be applicable with respect of any failure by AmPaM to (i) deliver the consideration specified in Annex I hereto on the Closing Date upon the satisfaction, or waiver by AmPaM, of all conditions to the occurrence of the Closing Date specified in Section 9 or (ii) comply with its obligations pursuant to Section 10.1. After the $50,000 threshold for AmPaM (subject to the proviso in the preceding sentence) or the Indemnification Threshold for a Stockholder has been met, all claims must be made in $10,000 increments, which claims may be cumulated in order to meet such $10,000 thresholds. For purposes of this paragraph, the AmPaM Stock delivered to the Stockholders shall be valued at $13.00 per share.

         (b) No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement. No claim for indemnification against the Stockholders shall limit, diminish or change any obligation of AmPaM pursuant to Section 10.1 hereof.

         (c) Notwithstanding any other term of this Agreement, no Stockholder shall be liable under this Section 11 for an amount which exceeds eighty-five percent (85%) of the amount of proceeds received by such Stockholder (valued as of the Closing Date) in connection with the purchase and sale of the Company Stock. For purposes of this paragraph, the AmPaM Stock shall be valued at $13.00 per share.

         (d) A Stockholder may pay any indemnification obligation under Section 11 by means of the payment of cash or a combination of the payment of cash, the forgiveness of amounts owed pursuant to the AmPaM Notes and the delivery to AmPaM of shares of AmPaM Stock; provided that the percentage of the indemnification obligation satisfied by means of the delivery of shares of AmPaM Stock does not exceed the percentage of AmPaM Stock comprising the total consideration paid to such Stockholder by AmPaM to such Stockholder pursuant to Annex I. For the purpose of crediting Stockholders for payments made to AmPaM by means of delivery of shares of AmPaM Stock, the AmPaM Stock shall be valued at $13.00 per share.

         (e) In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds or other third party indemnity or reimbursement proceeds realized or to be realized by such party (or, in the case of AmPaM, by AmPaM, the Company or any subsidiary of AmPaM or the Company) and such correlative insurance proceeds or other third party indemnity or reimbursement proceeds shall be net of any insurance premium or other incremental cost or expense owed or payable to any third party which becomes due as a result of such claim. AmPaM shall use commercially reasonable efforts to pursue any available insurance coverage or other rights of indemnity or reimbursement from third parties with respect to any such loss, liability or expense.

12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (i) by mutual consent of AmPaM and the Stockholders;

                  (ii) by the Stockholders, if the transactions contemplated by this Agreement to take place at the Closing Date shall not have been consummated by June 30, 1999, unless the failure of such transactions to be consummated is due to a breach of this Agreement by the Company or the Stockholders prior to or on the Closing Date;

                  (iii) by AmPaM, if the transactions contemplated by this Agreement to take place at the Closing Date shall not have been consummated by June 30, 1999, unless the failure of such transactions to be consummated is due to a breach of this Agreement by AmPaM prior to or on the Closing Date;

                  (iv) by the Stockholders, if a material breach or default shall be made by AmPaM in the observance or in the due and timely performance of any of the covenants or agreements contained herein relating to AmPaM, and the curing of such default shall not have been made (or in the reasonable judgment of such Stockholders cannot be made) on or before the Closing Date;

                  (v) by AmPaM, if a material breach or default shall be made by the Company or the Stockholders in the observance or in the due and timely performance of any of the covenants or agreements contained herein relating to the Company or the Stockholders, and the curing of such default shall not have been made (or in the reasonable judgment of AmPaM cannot be made) on or before the Closing Date;

                  (vi) by the Stockholders, if the conditions set forth in
         Section 8 hereof have not been satisfied or waived as of the Closing Date; or

                  (vii) by AmPaM, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date.

         12.2 PROCEDURE AND EFFECT OF TERMINATION. A determination to terminate this Agreement by AmPaM pursuant to Section 12.1 shall be valid and effective only if a written notice of termination, accompanied by a certified copy of resolutions of the board of directors of AmPaM that evidence the authorization of the officer of AmPaM to deliver a written notice of termination of this Agreement pursuant to Section 12.1, is given to the Stockholders in the manner specified for notices in this Agreement. A determination to terminate this Agreement by the Stockholders pursuant to Section 12.1 shall be valid and effective only if a written notice of termination, signed by Stockholders who would be entitled to receive a majority of the shares of AmPaM Stock specified in Section I of Annex I to this Agreement if the transactions contemplated hereby were consummated, is given to AmPaM in the manner specified for notices in this Agreement. Upon the giving of notice of termination of this Agreement pursuant to Section 12.1 as specified in the preceding sentence, this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. Immediately upon any such termination, AmPaM shall deliver written notice of such termination to the Other Founding Companies. If this Agreement is terminated as provided in this
Section 12, no party hereto shall have any liability or further obligation hereunder to any other party, except as provided in Section 14 and Section 18.6, provided, that, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses that occurred prior to such termination.

13.      NONCOMPETITION

         13.1 PROHIBITED ACTIVITIES. Robert C. Richey will not, without the prior written consent of AmPaM, for a period of two (2) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, whether paid or unpaid, in any plumbing, piping, mechanical, heating, ventilation or air conditioning contracting, installation or services business or operation, whether for residential, commercial, industrial or governmental customers, or any ancillary contracting, installation or services business directly related thereto (such business and operations referred to herein as the "Plumbing and Mechanical Business"), within 100 miles of where the Company or any of its subsidiaries conducted business within two (2) years prior to the Closing Date (the "Territory");

                  (ii) call upon any person who is, at the Closing Date, within the Territory, an employee of AmPaM or any subsidiary thereof for the purpose or with the intent of enticing such employee away from or out of the employ of AmPaM or any subsidiary thereof;

                  (iii) call upon any person or entity which is, at the Closing Date, or which has been within three (3) years prior to the Closing Date, a customer of AmPaM or any subsidiary thereof, of the Company or of any of the Other Founding Companies for the purpose of soliciting customers, orders or contracts for any Plumbing and Mechanical Business in direct competition with AmPaM within the Territory;

                  (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor in the Plumbing and Mechanical Business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by AmPaM or any subsidiary thereof or for which, to the actual knowledge of such Stockholder after due inquiry, AmPaM or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) disclose to any person, firm, partnership, corporation or business the names or identities of any person, firm, partnership, corporation or business which has been a customer of the Company or any of its subsidiaries within the two (2) years prior to the Closing Date for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons; or

                  (vi) testify as an expert witness in matters related to the Plumbing and Mechanical Business for an adverse party to AmPaM, the Company or any Other Founding Companies in litigation.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as a passive investment (i) not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange, the NASDAQ Stock Market or over-the-counter, or (ii) not more than five percent (5%) of the capital stock of a competing business whose stock is not publicly traded if the Board of Directors of AmPaM consents to such acquisition.

         13.2 PROHIBITED ACTIVITIES (BAKER). Thomas L. Baker ("Baker") will not, without the prior written consent of AmPaM, for the period from the date of this Agreement through the second anniversary thereof (the "Baker Restricted Period"), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, including any employee thereof:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, whether paid or unpaid, in the Plumbing and Mechanical Business in the state of Nevada;

                  (ii) bid on or enter into an agreement to perform any work which would constitute Plumbing and Mechanical Business for which actual work will commence before the expiration of the Baker Restricted Period for any of the following builders:

                        (a)      S&S Construction Co.
                        (b)      Kaufman & Broad/Lewis
                        (c)      Presley Homes
                        (d)      Barratt American, Inc.
                        (e)      Forecast Group
                        (f)      Centex
                        (g)      Ryland;

                  (iii) bid or enter into an agreement to perform any work which would constitute Plumbing and Mechanical Business involving a continuing phase of any phased project for which the Company has contracted, regardless of the builder, unless Baker is advised in writing by the builder of such project that such builder does not intend to employ or contract with the Company for such continuing phase or phases;

                  (iv) call upon any person who is, at the Closing Date, an employee of the Company, for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                  (v) (a) employ more than a total of thirteen (13) R.C.R. Employees (as defined below) at any time during the first twelve months of the Baker Restricted Period and (b) employ more than a total of twenty-nine (29) R.C.R. Employees at any time during the second twelve months of the Baker Restricted Period. The term "R.C.R. Employees" shall mean any person who is an active employee of the Company as of February 28, 1999, but shall not include any person who is laid off or whose employment is terminated, by the Company, or any of Baker's children.

                  (vi) conduct a business having gross sales from the Plumbing and Mechanical Business in excess of $3,000,000 for the year ending December 31, 1999 and $5,000,000 for the year ending December 31, 2000; or

                  (vii) except as required by process of law, disclose, reveal or furnish to any other person, entity or government agency, any "Trade Secret" acquired during Baker's employment with the Company, whether prepared by him or otherwise coming into his possession. The term "Trade Secret" shall have the meaning provided in the Uniform Trade Secrets Act, Section 3426.1(d) of the California Civil Code.

                  The Company will not, without the prior written consent of Baker, for the Baker Restricted Period, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, bid or enter into an agreement to perform any work which would constitute Plumbing and Mechanical Business involving a continuing phase of any project for which Baker has contracted, regardless of the builder, unless the Company is advised in writing by the builder of such project that such builder does not intend to employ or contract with Baker for such continuing phase or phases.

         13.3 DAMAGES. Because of the difficulty of measuring economic losses to AmPaM as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to AmPaM for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by AmPaM in the event of breach by such Stockholder, by injunctions and restraining orders.

         13.4 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of AmPaM and the subsidiaries thereof on the date of the execution of this Agreement and the current plans of AmPaM as described in the Private Placement Memorandum.

         13.5 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         13.6 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against AmPaM or any subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by AmPaM of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this Section 13, during which the agreements and covenants of each Stockholder made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is found to be in violation of any provision of this Section 13 as determined by any of (i) a written agreement to such effect executed and delivered by AmPaM and such Stockholder, (ii) a determination by an arbitration panel pursuant to an arbitration conducted pursuant to Section 18.16 hereof or
(iii) a non-appealable judgment of a court of competent jurisdiction. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto. The covenants contained in Section 13 shall have no effect if the transactions contemplated by this Agreement are not consummated.

         13.7 MATERIALITY. The Company and the Stockholders hereby agree that the covenants contained in this Section 13 are a material and substantial part of this transaction.

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDERS. Robert C. Richey recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or AmPaM, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or AmPaM's respective businesses. Robert C. Richey agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of AmPaM, (b) following the Closing, such information may be disclosed by Robert C. Richey as is required in the course of performing his duties for AmPaM or the Company and
(c) to its counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1; provided, however that (i) the foregoing disclosure prohibition shall not apply in the event that (i) such information becomes known to the public generally through no fault of Robert C. Richey, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Robert C. Richey shall, if possible, give prior written notice thereof to AmPaM and provide AmPaM with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Robert C. Richey of the provisions of this Section, AmPaM shall be entitled to an injunction restraining Robert C. Richey from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting AmPaM from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, Robert C. Richey shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

         14.2 AmPaM. AmPaM recognizes and acknowledges that it had in the past and currently has access to certain confidential information of the Company, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's business. AmPaM agrees that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, (b) to its counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to
Section 7.1(b) of the Other Agreements and (d) to potential purchasers of securities of AmPaM to the extent necessary or advisable in connection with the applicable securities laws; provided, however that the foregoing disclosure prohibition shall not apply in the event that (A) such information becomes known to the public generally through no fault of AmPaM, (B) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (B), AmPaM shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (C) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by AmPaM of the provisions of this Section 14.2, the Company and the Stockholders shall be entitled to an injunction restraining AmPaM from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated for any reason, AmPaM shall nevertheless remain subject to this
Section 14.2, except that it shall not be permitted to make any disclosures otherwise than pursuant to clause (A), (B) or (C) above.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Closing Date.

         14.5 RETURN OF INFORMATION. If the transactions contemplated by this Agreement are not consummated, AmPaM will return or destroy all confidential information regarding the Company.

15.      TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS RELATING TO AmPaM STOCK AND AmPaM NOTES. For a period of two years from the Closing Date or, in the event that the Company completes an IPO, for a period through the second anniversary of the date of the closing of such IPO (the "Restricted Period"), no Stockholder shall
(i) sell, assign, exchange, transfer, pledge, or otherwise dispose of any shares of AmPaM Stock or AmPaM Notes received by the Stockholders pursuant to this Agreement or any securities convertible into, exchangeable or exercisable for any shares of AmPaM Stock or AmPaM Notes received by such Stockholder pursuant to this Agreement, (ii) grant any option to purchase, or otherwise enter into any contract to sell, assign, transfer, pledge or otherwise dispose of, any shares of AmPaM Stock or AmPaM Notes received by such Stockholder pursuant to this Agreement, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the AmPaM Stock or AmPaM Notes, whether any such swap or transaction is to be settled by delivery of shares of AmPaM Stock or AmPaM Notes or other securities, by the delivery or payment of cash or otherwise, except, in the case of clauses (i), (ii) or (iii) above, (A) as otherwise agreed by AmPaM, (B) for the sale of shares of AmPaM Stock, and entering into agreements relating to the sale of shares of AmPaM Stock, pursuant to Section 17 hereof, (C) for transfers to (I) immediate family members of such Stockholder who agree with AmPaM in writing to be bound by the restrictions set forth in this Section 15.1, (II) trusts, limited partnerships or other estate planning entities for the benefit of such Stockholder or family members of such Stockholder which have agreed with AmPaM in writing, through action taken by the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity, to be bound by the restrictions set forth in this Section 15.1, (III) any charitable organization that qualifies for receipt of charitable contributions under
Section 170(c) of the Code which agrees with AmPaM in writing to be bound by the restrictions set forth in this Section 15.1, (D) for transfers of AmPaM Stock or AmPaM Notes to AmPaM pursuant to Section 11.5(d), (E) for transfers to another Stockholder, to another person or entity who receives shares of AmPaM Stock or AmPaM Notes or AmPaM Series A Preferred Stock pursuant to the Other Agreements or to Sterling City Capital LLC or any of its Affiliates provided that (1) such transaction is exempt from the registration requirements of the 1933 Act as evidenced by the delivery to AmPaM of an opinion of counsel in form and substance reasonably satisfactory to AmPaM and (2) any such transferee agrees in writing to be bound by the restrictions set forth in this Section 15.1, (F) transfers of shares of AmPaM Notes, shares of AmPaM Stock, or grants of options to purchase shares of AmPaM Stock, by such Stockholder to employees of the Company of up to an aggregate of 15% of the shares of AmPaM Stock received by such Stockholder pursuant to this Agreement provided that (1) any such transaction is exempt from the registration requirements of the 1933 Act as evidenced by the delivery to AmPaM of an opinion of counsel in form and substance reasonably satisfactory to AmPaM and (2) any such employee agrees with AmPaM in writing to be bound by the restrictions set forth in this Section
15.1 or (G) the sale by such Stockholder in an IPO of shares of AmPaM Stock representing not more than 10% of the Aggregate Consideration in cash; provided, however, that in no circumstance will a Stockholder be entitled to sell shares of AmPaM Stock in an IPO to the extent that the sale of such shares by such Stockholder would result in such Stockholder receiving in excess of 45% of the Aggregate Consideration in cash; and, provided further, if AmPaM is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under Section 17.1 that the number of shares to be sold by persons other than AmPaM is greater than the number of such shares which can be offered without adversely affecting the success of the offering, AmPaM may reduce pro rata (among the Stockholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter. During the Restricted Period, the certificates evidencing the AmPaM Stock or AmPaM Notes delivered to the Stockholders pursuant to
Section 3 of this Agreement will bear a legend substantially in the form set forth below:

THE [SHARES/NOTES] REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF THE ACQUISITION AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE ISSUED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION PRIOR TO EXPIRATION

OF THE RESTRICTED PERIOD REFERRED TO IN THE ACQUISITION AGREEMENT EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. SUCH RESTRICTIONS ON TRANSFER ARE SET FORTH IN AN ACQUISITION AGREEMENT, A COPY OF WHICH IS MAINTAINED AT THE PRINCIPAL OFFICES OF THE ISSUER. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

         15.2 TRANSFER RESTRICTIONS RELATING TO ADDITIONAL CONSIDERATION. No Stockholder shall (i) sell, assign, exchange, transfer, pledge, or otherwise dispose of any right to receive any consideration pursuant to Section II of Annex I to this Agreement (the "Additional Consideration Right") or any securities convertible into, exchangeable or exercisable for any Additional Consideration Right, (ii) grant any option to purchase, or otherwise enter into any contract to sell, assign, transfer, pledge or otherwise dispose of, any Additional Consideration Right, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Additional Consideration Right, whether any such swap or transaction is to be settled by delivery of shares of AmPaM Stock or other securities, by the delivery or payment of cash or otherwise.

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         16.1 COMPLIANCE WITH LAW. Each Stockholder acknowledges that the shares of AmPaM Stock, the Additional Consideration Right and any AmPaM Notes to be delivered to such Stockholder pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be sold, assigned, exchanged, transferred, pledged or otherwise disposed of without compliance with the 1933 Act which, among other matters, would require registration under the 1933 Act unless exemption from the registration requirements is available for such transaction. The AmPaM Stock, the Additional Consideration Right and any AmPaM Notes to be acquired by each Stockholder pursuant to this Agreement is being acquired solely for such Stockholder's own account, for investment purposes only, and with no present intention of selling, assigning, exchanging, transferring, pledging, or otherwise disposing of it. Each Stockholder covenants, warrants and represents that neither the shares of AmPaM Stock, the Additional Consideration Right nor any AmPaM Notes issued to such Stockholder will be offered, sold, assigned, exchanged, pledged, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All certificates representing the AmPaM Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         16.2 ECONOMIC RISK; SOPHISTICATION. Each Stockholder is able to bear the economic risk of an investment in the AmPaM Stock and AmPaM Notes to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. Each Stockholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience in making this decision), and is capable, either individually or with such purchaser representatives, of evaluating the merits and risks of this investment. Each Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of AmPaM concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of AmPaM, the plans for the operations of the business of AmPaM, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions. Each Stockholder has asked any and all questions of the nature described in the preceding sentence and all questions have been answered to such Stockholder's satisfaction. Except as set forth on Schedule 16.2, each Stockholder is an "accredited investor" as defined in Rule 501(a) of the 1933 Act. Neither the foregoing nor any investigation made by the Stockholders referred to above shall in any way affect the representations, warranties, covenants and agreements of AmPaM made herein except to the extent that AmPaM is relying upon the representations of the Stockholders in Section
16.1 and in this Section 16.2 for purposes of AmPaM's representations and warranties in Sections 6.9, 6.11, 6.15 and 6.17 hereof as specified therein.

         16.3 RELIANCE BY AMPAM. Each Stockholder acknowledges that AmPaM in relying upon the representations and covenants of such Stockholder set forth in
Section 16.1 and Section 16.2 for purposes of compliance by AmPaM with Federal and state securities laws related to the issuance of AmPaM Stock pursuant to this Agreement and the Other Agreements.

17.      REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. Whenever AmPaM proposes to register any AmPaM Stock for its own or other's account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by AmPaM and (ii) registrations relating to employee benefit plans, AmPaM shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within 15 calendar days after receipt of such notice, notwithstanding the provisions of Section 15 (except as specified below with respect to an IPO), AmPaM shall cause to be included in such registration all of the AmPaM Stock issued to such Stockholders pursuant to this Agreement (including any stock issued as or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by AmPaM as a stock split, dividend or other distribution with respect to, or in exchange for, or in replacement of such AmPaM Stock) which any such Stockholder requests, other than shares of AmPaM Stock which may then be immediately sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, and other than shares of AmPaM Stock that have been theretofore sold by the Stockholder in accordance with the 1933 Act, provided that AmPaM shall have the right to reduce pro rata the number of shares of each selling Stockholder included in such registration to the extent that inclusion of such shares would, in the written opinion of tax counsel to AmPaM or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Private Placement Memorandum as a tax-free organization under Section 351 of the Code; provided, however, that with respect to a proposal by AmPaM to register AmPaM Stock under the 1933 Act in connection with an IPO, no Stockholder shall be permitted pursuant to this
Section 17.1 to have included in such registration more shares of AmPaM Stock than permitted to be sold by such Stockholder pursuant to Section 15.1. In addition, if AmPaM is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than AmPaM is greater than the number of such shares which can be offered without adversely affecting the success of the offering, AmPaM may reduce pro rata (among the Stockholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter. If any Stockholder disapproves of the terms of the underwriting, that Stockholder may elect to withdraw therefrom by written notice to AmPaM and the managing underwriter. That Stockholder's shares of AmPaM Stock so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such shares a greater number of shares of AmPaM Stock held by other Stockholders may be included in such registration, then AmPaM shall offer to all other Stockholders of AmPaM the right to include additional shares in the same proportion used in effecting the above limitations. AmPaM shall not, for a period of two years following the Closing Date, grant to any other person any rights to cause AmPaM to register any securities in priority over, or in precedent to, the rights granted to the Stockholders hereunder and to the stockholders of the Other Founding Companies pursuant to Section 17 of the Other Agreements.

         17.2 REGISTRATION PROCEDURES. Whenever AmPaM is required to register shares of AmPaM Stock pursuant to Section 17.1, AmPaM will, as expeditiously as possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, AmPaM will furnish a representative of the Stockholders with copies of all such documents proposed to be filed) as promptly as practical;

                  (ii) Notify the Stockholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (iii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

                  (iv) Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

                  (v) Make "generally available to its security holders" (within the meaning of Rule 158) an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder no later than 90 days after the end of the 12-month period beginning with the first day of AmPaM's first fiscal quarter commencing after the effective date of the registration statement;

                  (vi) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                  (vii) If requested by the managing underwriter or underwriters, if any, or any participating Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Stockholder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of AmPaM Stock being sold by participating Stockholders to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the shares of AmPaM Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

                  (viii) Make available for inspection by participating Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and the counsel retained by the participating Stockholders, counsel for the underwriters and any accountant or other agent retained by participating Stockholders or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of AmPaM (the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause AmPaM's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, that records which AmPaM determines, in good faith, to be confidential and which AmPaM notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or

         (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after delivery of sufficient notice to AmPaM to enable AmPaM to contest such subpoena or order;

                  (ix) Take all other steps reasonably necessary to effect the registration of the shares of AmPaM Stock contemplated hereby;

                  (x) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that AmPaM shall not be required to become subject to taxation, to qualify generally to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (xi) Cause all such shares of AmPaM Stock to be listed or included not later than the date of the first sale of shares of AmPaM Stock under such registration statement on any securities exchanges or trading systems on which similar securities issued by AmPaM are then listed or included; and

                  (xii) Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that AmPaM is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and, at the request of such Stockholder, AmPaM promptly will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading.

         All expenses incurred in connection with the registration under this
Article 17 and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by AmPaM.

         17.3 INDEMNIFICATION.

                  (a) In connection with any registration under Section 17.1, AmPaM shall indemnify, to the extent permitted by law, each selling Stockholder (an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state or incorporated by reference therein a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to AmPaM by such Indemnified Party expressly for use therein or by any Indemnified Parties' failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after AmPaM has furnished such Indemnified Party with a sufficient number of copies of the same.

                  (b) In connection with any registration under Section 17.1, each selling Stockholder shall furnish to AmPaM in writing such information concerning the Stockholder and his or her proposed offering of shares as is reasonably requested by AmPaM for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, AmPaM, its directors and officers and each person who controls AmPaM (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state therein a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing to AmPaM by such Stockholder expressly for use in the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section 17.3 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

                  (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party that is not entitled or elects not, to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 covering an underwritten registered offering, (i) each participating Stockholder shall execute and deliver to AmPaM a written power of attorney instrument that (A) appoints an officer of AmPaM as such Stockholder's attorney-in-fact for purposes of executing and delivering an underwriting agreement among AmPaM, the underwriters named therein and such Stockholder specifying the terms and conditions applicable to the sale of AmPaM Stock of such Stockholder in such offering and (B) otherwise is in such form and containing such provisions as are customary in the securities business for such an arrangement in connection with an underwritten registered offering in which one or more stockholders of the issuer are participants, including a provision that authorizes the attorney-in-fact appointed by such Stockholder to execute and deliver such an underwriting agreement in the event that the net price per share to be received by such Stockholder from the sale of the shares of AmPaM Stock to be sold in such offering is not less than a price specified in such instrument and (iii) AmPaM and each participating Stockholder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of AmPaM's size and investment stature, including indemnification; provided, however, that (A) such Stockholder shall be exempt and excluded from any indemnification of the managing underwriters other than with respect to information provided by such Stockholder with respect to such Stockholder to AmPaM or the managing underwriters specifically for inclusion in any such registration statement and
(B) such Stockholder shall not be obligated to enter into such an underwriting agreement in the event that the net price per share to be received by such Stockholder from the sale of shares of AmPaM Stock to be sold in such offering is less than the floor price specified in the power of attorney instrument executed and delivered to AmPaM pursuant to clause (i) above.

         17.5 TRANSFER OF RIGHTS. The right to cause AmPaM to register shares of AmPaM Stock under this Agreement may be assigned to a transferee or assignee of any Stockholder to the extent that such transferee or assignee is a member of the immediate family of a Stockholder, a trust, limited partnership or other estate planning entity for the benefit of any such persons or a charitable organization that qualifies for receipt of charitable contributions under
Section 170(c) of the Code.

         17.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of AmPaM stock to the public without registration, following an IPO AmPaM agrees to use its reasonable efforts, from and after the completion of an IPO, to:

                  (i) make and keep public information regarding AmPaM available as those terms are understood and defined in Rule 144 under the 1933 Act beginning 90 days following the effective date of a registration statement relating to an IPO;

                  (ii) file with the SEC in a timely manner all reports and other documents required of AmPaM under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as a Stockholder owns any restricted AmPaM Stock, furnish to each Stockholder forthwith upon written request a written statement by AmPaM as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of a registration statement relating to an IPO), and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of AmPaM, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

18.      REDEMPTION OF AMPAM STOCK

         18.1 REDEMPTION TRIGGER. In the event that, within three years of the Closing Date, (i) AmPaM has not consummated an IPO and (ii) any Stockholder has not received cash (including proceeds from the public or private sale of AmPaM Stock received as consideration hereunder and the receipt of principal payments, if any, made with respect to AmPaM Notes held by such Stockholder) equal to or exceeding 50% of the Aggregate Consideration on or prior to the third anniversary of the Closing Date, such Stockholder shall have the right (the "Put Right"), but not the obligation, commencing on the third anniversary date of the Closing Date to require AmPaM to purchase a number of shares of AmPaM Stock then owned by such Stockholder, subject to the limitations set forth in Section 18.2 below. The purchase price for such redemption shall be $13.00 per share, such price to be subject to appropriate adjustment to reflect any reclassification, stock dividend, subdivision, split-up or combination of shares of AmPaM Stock after the date hereof.

         18.2 MINIMUM REDEMPTION; LIMITATIONS. If the events specified in
Section 18.1(i) and 18.1(ii), with Section 18.1(ii) being determined on an individual Stockholder basis, have not occurred within the time specified, AmPaM shall be obligated to purchase from each eligible Stockholder no less than 10% of the AmPaM Stock held by such Stockholder annually; provided, however, that the Stockholders shall not be entitled to exercise their Put Rights if and to the extent the Company has not achieved the Target Net Income (as defined in Annex I hereto) for the year preceding the year in which a Stockholder seeks to exercise his Put Right. The redemptions will be funded by internal cash flows or alternative financing arrangements but AmPaM's obligation to make any redemption pursuant to this Section 18 will be subject to the covenants and restrictions contained in AmPaM's then existing private or public debt or equity instruments.

         18.3 NOTICE; EXERCISE. The Stockholders may exercise their Put Right by giving written notice (the "Put Notice") to AmPaM within thirty (30) days of the third anniversary of the execution hereof. If any Stockholder does not provide AmPaM with a Put Notice within such thirty-day period, the Put Right applicable to such Stockholder shall expire. The date for closing the sale of any shares of AmPaM Stock pursuant to a proper exercise of a Put Right shall in no event be earlier than 90 days after the date AmPaM receives the Put Notice. Any such closing shall be at such time of day and place as shall be mutually agreed between such holder and AmPaM. At such closing AmPaM shall make payment for the AmPaM Stock to be repurchased by wire transfer of immediately available funds to a bank account designated by such Stockholder for such purpose and such Stockholder shall deliver to AmPaM certificates, duly endorsed for transfer, representing the shares of AmPaM Stock to be purchased and sold pursuant to the exercise of such Put Right.

         18.4 ADDITIONAL REDEMPTIONS. In the event AmPaM has not consummated an IPO and notwithstanding the foregoing, to the extent the Stockholders who have received greater than 50% of their Aggregate Consideration in cash wish to tender AmPaM Stock to AmPaM for purchase, AmPaM will use its commercially reasonable efforts to continue to repurchase up to 10% of the AmPaM Stock held by such Stockholder annually.

         18.5 TERMINATION OF REDEMPTION OBLIGATION. Put Rights with respect to any individual Stockholder will terminate upon receipt by such Stockholder of 50% of his Aggregate Consideration in cash; such termination will not, however, limit such Stockholders ability to participate in the additional redemptions provided in Section 18.4. Notwithstanding the foregoing, all of AmPaM's redemption obligations contained in this Section 18 shall terminate on the earlier to occur of (i) an IPO, (ii) any sale of all or substantially all of AmPaM's assets in one transaction or series of transactions, (iii) any merger or consolidation which involves AmPaM and in which AmPaM is not the surviving entity or (iv) any transaction after which the shares of AmPaM Common Stock, if any, which are then held by persons other than the holders of AmPaM Common Stock as of the Closing Date constitute 50% or more of AmPaM Common Stock outstanding as of the date of the consummation of such transaction.

19.      GENERAL

         19.1 COOPERATION. The Company, Stockholders and AmPaM shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with AmPaM on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         19.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law and except as provided in Section 17.5) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of AmPaM and the Company, and the heirs, successors and legal representatives of the Stockholders.

         19.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company and AmPaM and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company and AmPaM, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

         19.4 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

         19.5 BROKERS AND AGENT. Except as disclosed on Schedule 18.5, each party hereto represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         19.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, AmPaM will pay the reasonable fees, expenses and disbursements of AmPaM and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by AmPaM under this Agreement, including the fees and expenses of Arthur Andersen LLP, Andrews & Kurth L.L.P., and any other person or entity retained by AmPaM, and the costs of preparing the Private Placement Memorandum incurred in connection with the subject matter of this Agreement and any amendments thereto. In addition, whether or not the transactions contemplated herein shall be consummated, AmPaM will pay the reasonable fees and expenses of Bracewell & Patterson LLP incurred on behalf of the Company and the Stockholders in connection with the subject matter of this Agreement. Whether or not the transactions herein contemplated shall be consummated, the Company will pay all of its costs and expenses incurred on behalf of the Company and the Stockholders in connection with the subject matter of this Agreement except that (i) the Company shall not be required to pay any of the costs, fees and expenses specified above as to which AmPaM is responsible for the payment thereof and (ii) neither the Company nor the Stockholders shall be responsible for the payment of the costs, fees and expenses incurred by or on behalf of AmPaM. Whether or not the transactions herein contemplated shall be consummated, AmPaM shall reimburse Sterling City Capital, LLC (or any person or entity which is an Affiliate thereof) for any of the foregoing fees, expenses and disbursements paid by Sterling City Capital, LLC (or any person or entity which is an Affiliate thereof) and shall repay Sterling City Capital, LLC (or any person or entity which is an Affiliate thereof) for any loans or advances made by Sterling City Capital, LLC (or any person or entity which is an Affiliate thereof) for the purpose of providing AmPaM funds to pay any such fees, expenses and disbursements, provided that such reimbursement and loan repayment obligation shall be limited to the foregoing fees, expenses, and disbursements which are out-of-pocket expenses of AmPaM, Sterling City Capital, LLC or any person or entity which is an Affiliate thereof. Sterling City Capital, LLC shall be reimbursed by AmPaM in the form of AmPaM Notes. AmPaM retains the right, within a reasonable period following the Closing Date, to conduct an audit of the expenses for which Sterling City Capital, LLC is reimbursed. Each Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the purchase and sale of the Company Stock, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or AmPaM, will pay all Taxes due by him upon receipt of the consideration payable pursuant to
Section 1 hereof. The Stockholders acknowledge that the risks of the transactions contemplated hereby include Tax risks, with respect to which the Stockholders are relying substantially on the opinion contemplated by Section
8.12 hereof and representations by AmPaM in this Agreement.

         19.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or via a nationally recognized courier service to an officer or agent of such party.

         (a) If to AmPaM addressed to it at:

             American Plumbing & Mechanical, Inc.
             515 Post Oak Blvd., Suite 450
             Houston, Texas   77027
             Attention: Chief Executive Officer

         with copies to:

             Thomas P. Mason
             Andrews & Kurth L.L.P.
             4200 Chase Tower
             Houston, Texas 77002

         (b) If to the Stockholders, addressed to them at their addresses set forth on the signature pages hereto.


         (c) If to the Company, addressed to it at:


             Robert C. Richey
             R.C.R. Plumbing, Inc.
             12620 Magnolia Ave.
             Riverside, California 92503

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

         19.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

         19.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the respective Expiration Dates referred to herein with respect thereto or, if no Expiration Date is applicable with respect thereto, until the expiration of all applicable statute of limitations periods.

         19.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         19.11 TIME. Time is of the essence with respect to this Agreement.

         19.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

         19.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         19.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         19.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of AmPaM, the Company and Stockholders who would receive a majority of the Aggregate Consideration specified in Section I of Annex I to this Agreement if the transactions contemplated hereby were consummated. Any amendment or waiver effected in accordance with this Section
19.15 shall be binding upon each of the parties hereto, any other person receiving AmPaM Stock in connection with the purchase and sale of the Company Stock and each future holder of such AmPaM Stock. Any consent of the Stockholders who would receive a majority of the Aggregate Consideration pursuant to Section I of Annex I of this Agreement if the transactions contemplated hereby were consummated shall be deemed to be the consent of the Stockholders for purposes of provisions of this Agreement as to which a consent of the Stockholders may be requested or required.

         19.16 MEDIATION AND ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its then prevailing Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. The enforcement, interpretation and procedural and substantive effect of the obligation to arbitrate created by this Section 19.16 shall be governed by the Federal Arbitration Act as amended from time to time, 9 U.S.C. Section 1 et seq. The parties hereby disclaim any intention to have the substantive or procedural law of any state or other jurisdiction, other than the law of the United States as embodied in the Federal Arbitration Act, applied to such obligation. Any such mediation or arbitration proceeding will be conducted in Houston, Texas.

         19.17 INFORMATION PROVIDED FOR PRIVATE PLACEMENT MEMORANDUM. For purposes of this Agreement, the information provided by the Company in writing specifically for inclusion in the Private Placement Memorandum shall include solely (i) the Financial Statements (in the form that they appear in the Private Placement Memorandum), (ii) any financial statements provided to AmPaM pursuant to Section 7.9, (iii) the description of the Company contained in the Private Placement Memorandum under the caption "The Company", (iv) the description of the Company's results of operations and its liquidity and capital resources, if any, contained in the Private Placement Memorandum under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (v) the description, if any, of matters related to the Company contained in the Private Placement Memorandum under the caption "Certain Transactions Transactions involving Certain Officers, Directors and Stockholders". For purposes of this

Agreement, the information provided by a Stockholder in writing specifically for inclusion in the Private Placement Memorandum shall include only (i) the description, if any, of matters related to such Stockholder contained in the Private Placement Memorandum under the caption "Certain Transactions - Transactions involving Certain Officers, Directors and Stockholders" and (ii) the biographical description of such Stockholder, if any, contained in the Private Placement Memorandum under the caption "Management."

         19.18 EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon (i) the execution and delivery of this Agreement by all of the parties hereto and (ii) the delivery to AmPaM of each Employment Agreement attached hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       AMERICAN PLUMBING & MECHANICAL, INC.



                                       By: /s/ DAVID BAGGETT
                                           -------------------------------------
                                       Name: David Baggett
                                             -----------------------------------
                                       Title: Chief Financial Officer
                                              ----------------------------------

                                       R.C.R. PLUMBING, INC.



                                       By: /s/ ROBERT C. RICHEY
                                           -------------------------------------
                                           Robert C. Richey
                                           Chief Executive Officer


                                       By: /s/ MICHAEL A. MAHONY
                                           -------------------------------------
                                           Michael A. Mahony
                                           Chief Financial Officer







                  [Remainder of page intentionally left blank]

STOCKHOLDERS:                         SPOUSES (WITHOUT PERSONAL LIABILITY AND
                                      SOLELY TO ACKNOWLEDGE THE SALE OF THE
                                      COMPANY STOCK BY THE STOCKHOLDER):


ROBERT C. RICHEY FAMILY TRUST, 1/20/97



By: /s/ ROBERT C. RICHEY
    ------------------------------------
    Robert C. Richey, Trustee
    1215 Seacrest Drive
    Corona Del Mar, California 92625

BAKER FAMILY TRUST, 6/3/97



By: /s/ THOMAS L. BAKER
    ------------------------------------
    Thomas L. Baker, Trustee
    6863 Canyon Hill Drive
    Riverside, California 92506



By: /s/ LINDA S. BAKER
    ------------------------------------
    Linda S. Baker, Trustee
    6863 Canyon Hill Drive
    Riverside, California 92506